Exhibit 10.1

PURCHASE AND SALE AGREEMENT

October 18, 2007

BY AND BETWEEN

BARRY RAY SALSBURY, BRIAN CARL ALBRECHT

AND

SHELL SIBLEY

(OWNERS OF HARVEST OIL & GAS, LLC)

AS SELLER,

HARVEST OIL & GAS, LLC

AND

SARATOGA RESOURCES, INC.

AS BUYER

5.05 Approvals	10
5.06 Valid and Binding Agreement	10
5.07 Proceedings	10
5.08 Funding Ability	10
5.09 Investment Representations	10
5.10 No Distribution	11
5.11 Reliance; Independent Investigation	11
5.12 Breach on Date Hereof	11
5.13 Buyer Financial Statements	11
5.14 Third Party Claims, Disputes and Litigation	12
5.15 Compliance with Laws	12
5.16 Compliance with Reporting Requirements	12

Article VI – Disclaimers and Waivers	12

Article VII – Title, Environmental and Material Contract Due Diligence	13
7.01 Title Due Diligence Examination	13
7.02 Environmental Due Diligence Examination	16
7.03 Material Contract Due Diligence	17
7.04 Adjustments to Purchase Price with Respect to Title Defects, Environmental	18
7.06 Defects and Material Contract Defects	18
7.06 Buyer Indemnification	18

Article VIII – Additional Pre-Closing Covenants and Agreements of Parties	19
8.01 Operations Prior to Closing	19
8.02 Sale or Disposal of Assets	19
8.03 Distributions	19
8.04 Reasonable Best Efforts	19
8.05 Notice of Litigation	19
8.06 HSR Filing	19
8.07 Notification of Inaccuracy of Representation of Warranty	20
8.08 Account Signatories	20
8.09 Access to Officers, Managers and Employees	20
8.10 Removal of Officers, Directors and Managers	20
8.11 Schedules of Exhibits	20
8.12 Environmental Issues	20
8.13 HRS Filings	20

Article IX – Conditions Precedent to Closing	20
9.01 Seller’s Conditions Precedent to Closing	20
9.02 Buyer Conditions Precedent	21

Article X – Closing; Certain Post-Closing Agreements and Covenants	22
10.01 Time and Place of Closing	22
10.02 Closing Obligations	22
10.03 Buyer’s Post-Closing Representations Regarding Access	23
10.04 Excluded Insurance Claims and Gas Receivable	24

Article XI – Termination	24
11.01 Termination	24
11.02 Effect of Termination	25

Article XII – Survival and Indemnification	25
12.01 Survival	25
12.02 Indemnification by Seller	26
12.03 Assumption of Liability and Indemnification by Buyer	26
12.04 Inducement to Seller	26
12.05 Indemnification Proceedings	26
12.06 Damages	27
12.07 Insurance Proceeds	27
12.08 Limited to Actual Damages	27
12.09 Express Negligence Rule	27

Article XIII – Casualty Loss	28
13.01 Casualty Loss	28

Article XIV - Certain Definitions and References	28
14.01 Certain Defined Terms	28
14.02 References and Construction	29

Article XV - Miscellaneous	30
15.01 Exhibits	30
15.02 Expenses	30
15.03 No Sales Taxes	30
15.04 Notices	31
15.05 Amendments	32
15.06 Assignment	32
15.07 Headings, Time of Essence	32
15.08 Counterparts	32
15.09 Governing Law	32
15.10 Entire Agreement	32
15.11 Parties in Interest	32
15.12 Arbitration	32
15.13 Injunctive Relief	32
15.14 Public Announcements	33
15.15 Confidentiality	33
15.16 Intentionally Omitted	33
15.17 Further Assurances	33
15.18 Liability of Seller	33

EXHIBITS
Exhibit “A” Company Properties
Exhibit “B” Form of Assignment of Membership Interests
Exhibit “C” Form of Subordinated Note

SCHEDULES
Schedule 2.02(b) Wire Transfer Instructions
Schedule 3.06 Third Party Approvals and Consents
Schedule 3.07 Company’s and Seller’s Third Party Claims, Disputes and Litigation
Schedule 3.10 Overriding Royalty Interests
Schedule 3.12 Material Contracts
Schedule 3.12(d) Consents or Waivers
Schedule 3.13 Company Assets
Schedule 3.15 Insurance
Schedule 3.16 Disclosed Violations of Applicable Environmental Law
Schedule 3.17 Wells
Schedule 3.18 Encumbrances
Schedule 3.22 Company’s Financial Statements
Schedule 3.23 Directors and Officers
Schedule 3.24 Bank Accounts
Schedule 3.25 Non HBP Leaseholds
Schedule 5.13 Buyer’s Financial Statements
Schedule 5.14 Buyer’s Third Party Claims, Disputes and Litigation
Schedule 7.01(d)(i)Reserve Report
Schedule 8.01 Contemplated Operations
Schedule 8.08 Account Signatories
Schedule 9.01(g) Form of Legal Opinion
Schedule 10.04 Excluded Insurance Claims and Gas Receivable

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”), dated October 18, 2007, is by and among Barry Ray Salsbury, Brian Carl Albrecht and Shell Sibley (collectively, “Seller”), owners of Harvest Oil & Gas, LLC, a Louisiana limited liability company (“Company”), the Company, and SARATOGA RESOURCES, INC., a Texas corporation, 2304 Hancock Drive, Austin, Texas 78756 (“Saratoga” or “Buyer”).

WITNESSETH:

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, on the terms set forth in this Agreement, all of the membership interests (“Membership Interests”) in the Company.

NOW THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

ARTICLE I.

PURCHASE AND SALE

1.01

Purchase and Sale of Membership Interests.  Subject to the terms and conditions of this Agreement, Seller agrees to sell, and Buyer agrees to purchase, on the Closing Date (defined below), all of the Membership Interests of the Company.

ARTICLE II.

PURCHASE PRICE

2.01

Purchase Price.  Subject to any adjustments that may be made under Article VII, the purchase price for the Membership Interests shall be One-Hundred Sixteen Million and No/100 Dollars (U.S.) ($116,000,000.00) minus the MBL NPI Release Amount (the “Purchase Price”).

2.02

Payment of the Purchase Price.

(a)

The Purchase Price shall be payable (i) in cash  (the “Cash Amount”), an amount equal to Eighty-Eight Million Thirty-Six ($88,000,036) Dollars minus the MBL NPI Release Amount, and (ii) the balance (the “Non-Cash Amount”) in the form of the Subordinated Note (as hereinafter defined).  For purposes of Section 2.02(a), the term Subordinated Note shall mean a promissory note issued by Buyer, substantially in the form attached hereto as Exhibit C, the principal amount of which is equal to the Non-Cash Amount, and that (A) is subordinate to senior debt financing of Saratoga including, but not limited to, senior revolver debt, senior term debt and a senior development line of credit, to the extent set forth in the Subordinated Note attached hereto as Exhibit “C,” (B) is due and payable in cash on the earlier of (I) thirty-six (36) months from Closing, or (II) closing of a fully-underwritten registered public offering of securities by the Company in which the net proceeds to the Company equal or exceed $70,000,000, (C) bears interest at the rate of eight (8%) percent per annum, payable quarterly in cash, (D) is secured by a Lien on the assets of Company, specifically limited to those assets of Company described in this Agreement which are owned or will be owned by Company on the date and time of Closing, and (E) provides for payment of an additional “equity participation bonus” amount on the earlier of maturity or on repayment of the Subordinated Note in an amount equal to a twelve percent (12%) annualized yield on the outstanding principal balance of the Subordinated Note until paid, which amount is payable in cash or shares of Saratoga Resources, Inc. common stock (“Saratoga Shares”), or a combination of cash and Saratoga Shares, at Buyer’s discretion.  Any Saratoga Shares delivered to Seller (or any designee(s) of Seller hereunder) in payment of the “equity participation bonus” provided for in this Section 2.02(a)(ii)(D) shall be valued (x) if the shares to be delivered are listed on a national or regional securities exchange, at the average closing price of such shares on the principal exchange on which such shares are listed over a three (3) trading day period ending immediately prior to the date on which such shares become deliverable as provided for in this Section 2.02(a)(ii)(D), or (y) if the shares to be delivered are not listed on a national or regional securities exchange, by a valuation opinion issued to Seller (or any designees of Seller) and Buyer, at Buyer’s cost, by a Person reasonably acceptable to Seller.  Any adjustments to the Purchase Price under Article VII shall be apportioned 75.8621% against the Cash Amount and 24.1379% against the Non-Cash Amount.

(b)

All cash payments by Buyer to Seller pursuant to this Article II shall be made in immediately available funds by confirmed wire transfer to a bank account designated by Seller to Buyer as provided in Schedule 2.02(b).  Any and all Saratoga Shares to be issued by Buyer as part of the Non-Cash Amount shall be issued to Seller or its designees, subject to compliance with applicable security laws.

ARTICLE III.

COMPANY’S AND  SELLER’S REPRESENTATIONS AND WARRANTIES

The Company, and each individual Seller, represents and warrants to Buyer, as follows:

3.01

Existence and Good Standing.  Company is validly existing and, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization as the case may be.  Company has the power and authority to own its property and to carry on its business as now conducted and to enter into and to carry out the terms of this Agreement.

3.02

Qualification.  Company is duly qualified or licensed to conduct business as a foreign corporation, limited liability company or limited partnership (as applicable) in each of the jurisdictions in which it owns, leases or operates the Company Properties.

3.03

Authorization.  The execution and delivery of this Agreement by Company, the performance of this Agreement by Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company or limited partnership action (as applicable).

3.04

Broker’s Fees.  Company is not a party to, or in any way obligated under, nor does Company or Seller have any knowledge of, any contract or outstanding claim for the payment of any broker’s or finder’s fee which Company is obligated to pay in connection with the origination, negotiation, execution, or performance of this Agreement for which Buyer could be held responsible.

3.05

Non-Contravention.  Neither the execution, delivery nor performance of this Agreement by Company will (i) conflict with or result in a violation under any provision of Company’s governing documents; (ii) conflict with or result in a violation of any provision of, or constitute a default under, any Material Contract or agreement or any bank loan, indenture or credit agreement to which Company is a party or by which any of its properties or Company Properties are bound; (iii) violate any Applicable Law binding upon Company; (iv) violate any applicable order, writ, judgment or decree of any Governmental Entity binding upon Company; or (v) result in the creation of any Lien on the Company Properties or the Membership Interests (or any of them).

3.06

Approvals.  Except for any filing required by the HSR Act, no authorization, consent or approval of, or filing with, any Governmental Entity is required to be obtained or made by Company for the execution and delivery by Seller of this Agreement and the consummation by Seller of the transaction contemplated hereunder.  No authorization, consent or approval of any non-governmental third party is required to be obtained by Company for the execution and delivery of this Agreement or the consummation by Seller of the transaction contemplated hereunder, except as set forth in Schedule 3.06.

3.07

Third Party Claims, Disputes and Litigation.  Except as set forth in Schedule 3.07, there are no claims, disputes or litigation pending or, to the Best of Company’s Knowledge or the knowledge of Seller, threatened, in which Company is or may be a party and which directly relates to the Membership Interests or Company Properties.  There are no claims, disputes or litigation pending or, to the Best of Company’s Knowledge or the knowledge of Seller, threatened, in which Company is or may be a party affecting the execution and delivery of this Agreement by Seller or the consummation of the transactions contemplated hereby by Seller.  There are no bankruptcy, reorganization or arrangements with creditors pending, being contemplated by, or to the Best of Company’s Knowledge or the knowledge of Seller, threatened against Company.

3.08

Imbalances and Make Up Obligations.  There are no gas imbalances or make up obligations affecting the Leases, Wells, Units, or other interests included within the Company Properties.

3.09

Call on Production.   There are no calls on production affecting the Leases, Wells, Units, or other interests included within the Company Properties.

3.10

Payment of Royalties.  Schedule 3.10 sets forth an accurate and complete list of all overriding royalty interests pertaining to the Company Properties, and Seller and Company represent and warrant that all royalties pertaining to the Leases, Wells, Units, and the Company Properties have been, and are being, paid timely, except for those royalties as may be set forth on Schedule 3.07, which are disputed in good faith by Company and for which an adequate accounting reserve has been established by Company.

3.11

Compliance With Laws.  To the Best of Company’s Knowledge or the knowledge of Seller, the ownership and operation of the Company Properties operated by Company have been in compliance with all Applicable Laws,

3.12

Material Contracts.

(a)

Set forth on Schedule 3.12 (and segregated in Schedule 3.12 among the below categories) is a true, complete, and correct description of each contract, agreement, lease, or similar arrangement to which Company is a party or by which any of the Company Properties or Membership Interests is bound and which:

(i)

is between Company and any Affiliate of Company;

(ii)

is an employment agreement between the Company, on the one hand, and its officers, members, managers, and employees, on the other hand;

(iii)

upon Closing, will (either alone or upon the occurrence of any additional acts or events, including the passage of time) result in any material payment or benefit (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any right to any material payment or benefits, from Buyer or the Company to any officer, director, consultant, member, manager or employee of the Company;

(iv)

involves payment by or to the Company of more than $250,000;

(v)

expressly limits the ability of the Company to compete in or conduct any line of business or compete with any Person or in any geographic area or during any period of time, in each case, if such limitation is or is reasonably likely to be material to the Company;

(vi)

is an oil, gas and mineral lease, State of Louisiana operating agreement, unitization agreement, joint venture agreement, joint operating agreement, partnership agreement or other similar contract or agreement involving a sharing of profits and expenses with one or more third Persons;

(vii)

benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan);

(viii)

is a limited liability company operating agreement or equity holder rights agreement, or which otherwise provides for the issuance of any securities in respect of this Agreement;

(ix)

is a contract for the sale, purchase, processing, exchange, gathering, treatment, compression or transportation of any Hydrocarbons or any other Company Properties;

(x)

creates a purchase option, right of first refusal, call, or preferential purchase right on any Hydrocarbons;

(xi)

creates any area of mutual interest or similar provision with respect to the acquisition by Company or its assigns of any interest in any Hydrocarbons, land or asset, or contains any restrictions on the ability of Company or its assigns to compete with any other Person;

(xii)

is a dry hole, bottom hole, acreage contribution, purchase and acquisition, exploration, farmout, farmin, or similar agreement;

(xiii)

creates or evidences any preferential purchase right or consent;

(xiv)

evidences an obligation to pay a deferred purchase price of property, except accounts payable arising in the ordinary course of business;

(xv)

evidences a lease or rental of any land, building or other improvements or portion thereof, excluding Leases;

(xvi)

is necessary to own and/or operate the Company Properties in the manner that they were owned and operated on the date of this Agreement or that creates any material obligation related to the Company Properties;

(xvii)

is a seismic agreement, license, geophysical or similar agreement;

(xviii)

relates to engineering software, licenses thereto, or relating to  intellectual property in general;

(xix)

is a facility use agreement, production handling agreement, salt water

disposal agreement, servicing contracts, or similar agreement  relating to the use of facilities to aid in the production of   Hydrocarbons from the Company Properties or other oil and gas properties;

(xx)

is an easement, surface lease, permit, license, right of way, servitude, or other interest appertaining to the Company Properties; or

(xxi)

is an executory contract or agreement relating to the

Company Properties.

(the “Material Contracts”).

(b)

Seller has made available to Buyer true, complete, and correct copies of all Material Contracts (together with all amendments and supplements to such Material Contracts, and all waivers of any terms thereof).

(c)

Except as set forth on Schedule 3.12, (1) each Material Contract is in full force and effect and constitutes a legal, valid, and binding agreement, enforceable in accordance with its terms, of each party thereto; (2) there are no violations or breaches of any Material Contract by the Company or existing facts or circumstances which upon notice or the passage of time or both will constitute a violation or breach thereof by the Company, which would, individually or in the aggregate, have a Material Adverse Effect on the value of the Company Properties or the Membership Interests; (3) no notice of the exercise or attempted exercise of premature termination, price reduction, market-out or curtailment of any Material Contract has been received by Company or any Affiliate of Company nor, to the Best of Company’s Knowledge or the knowledge of Seller, any other party to such Material Contract; (4) no notice has been received by Company or any Affiliate of Company nor, to the knowledge of Company or Seller, any other party to such Contract, that any party thereto intends not to honor its obligations under any Material Contract; and (5) Company, nor, to the Best of Company’s Knowledge or the knowledge of Seller, any other party to such Material Contract, is not participating in any discussions or negotiations regarding modification of any Material Contract.

(d)

No consent of any third parties is required under any of the Material Contracts as a result of any transfer of the Membership Interest unto Buyer, except for such consents identified in Schedule 3.12(d).

3.13

Other Assets.  The Company presently owns, and will own at Closing, the assets, leases, and properties, real and personal, identified and generally described in Schedule 3.13 which do not constitute Company Property (neither Seller nor the Company warrant ownership of the Company Property).

3.14

Equipment.  All equipment and personal property currently used on the Company Properties and identified in Schedule 3.13 have been maintained, and will be maintained through Closing, in an operable state of repair consistent with customary standards in the industry.

3.15

Insurance.  Company currently maintains the insurance coverages identified in Schedule 3.15 and Seller shall ensure that such coverages continue through Closing.

3.16.

Environmental.

(a)

To the Best of Company’s Knowledge or the knowledge of Seller, except as set forth in Schedule 3.16, there are no violations of Applicable Environmental Laws relating to the Company Properties during the period Company owned or operated the Company Properties, which have not been corrected or remediated and all applicable fines or penalties have been paid in full under the requirements of any Governmental Entity having jurisdiction.

(b)

To the Best of Company’s Knowledge or the knowledge of Seller, except as set forth in Schedule 3.16, there are no Environmental Liabilities that arise from events occurring at or conditions existing on the Company Properties during the period Company owned or operated the affected Company Properties.

(c)

Except as set forth in Schedule 3.16, all Permits required under Applicable Environmental Laws that are necessary to the operation of the Company Properties have been obtained and are in full force and effect, other than those Permits, the failure of which to obtain which would not, individually or in the aggregate, have a Material Adverse Effect on the operation of the Company Properties, and Company has operated the Company Properties in compliance with such Permits, except for any failure of compliance which would not, individually or in the aggregate, have a Material Adverse Effect.

(d)

Except as set forth in Schedule 3.16, neither Company nor any of its Affiliates has received any notifications of any Proceedings pending or, to the Best of Company’s Knowledge or the knowledge of Seller, threatened against Company or the Company Properties and alleging that Company or the Company Properties are in violation of or otherwise subject to liability under Applicable Environmental Law.

(e)

To the Best of Company’s Knowledge or the knowledge of Seller, there has been no claim asserting liability for exposure of any Person or property to hazardous materials in connection with the Company Properties.

3.17.

Wells. To the Best of Company’s Knowledge or the knowledge of Seller, all Wells on the Company Properties have been drilled and completed within the limits permitted by all applicable Leases, contracts, and pooling or unit agreements, and by legal requirements.  To the Best of Company’s Knowledge or the knowledge of Seller, no Well existing prior to the Closing on the Company Properties is, or after the Closing Date will be, subject to penalties on allowables because of any overproduction or any other violation of legal requirements.  Except as set forth in Schedule 3.17, there are no Wells, platforms, or other Equipment located on the Company Properties that:  (i) Company is currently obligated by any legal requirement or contract to currently plug and abandon; (ii) are subject to exceptions to a requirement to plug and abandon issued by a Governmental Entity; or (iii) have been plugged and abandoned in a manner that does not comply in all material respects with legal requirements.

3.18.

No Encumbrances.  Except as set forth in Schedule 3.18, there are no mortgages, liens, privileges, and security agreements affecting the Membership Interests or the Company Properties other than (i) Liens in favor of MBL and (ii) Liens that Seller or Company shall cause to be released pursuant to the Closing.

3.19.

Absence of Certain Changes or Events.  Since June 30, 2007 (the date of the last unaudited Company financial statement provided by Seller to Buyer), (i) the Company has conducted its business only in the ordinary course consistent with past practice in all material respects, and (ii) there has not been any transaction or occurrence by which the Company has:

(a)

suffered any Material Adverse Effect;

(b)

declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of its outstanding Membership Interest, or made any redemption, purchase or other acquisition of any of its equity securities, except for distributions to members on or about September 11, 2007 in the aggregate amount of $402,889.34;

(c)

cancelled any debts or waived any receivables, claims or rights in excess of $50,000.00 individually or in the aggregate;

(d)

suffered any uninsured casualty loss or damage in excess of $50,000.00 individually or in the aggregate;

(e)

amended any material term of any equity security or Material Contract of the Company;

(f)

hired any employees;

(g)

made any payments to any Affiliates, with the exception of payments made to The Harvest Group, LLC or its employees, each in the ordinary course of business;

(h)

incurred any obligation to make capital expenditures in excess of $50,000.00 individually or in the aggregate, except well and facility expenditures incurred in the ordinary course of business; or

(i)

made any change in its accounting methods, principles or practices.

3.20.

Books and Records  The Company and/or Seller has provided to Buyer true and correct copies of any minute books and records of the Company, current as of the date hereof (and which shall be current as of the Closing), taken at any meetings and all written consents in lieu of meetings of the Company’s Members or Managers or any committees thereof.  The Material Contracts, accounting, financial reporting and business books and records of the Company and any other information furnished by Seller or Company to Buyers in connection herewith accurately and fairly reflect in all material respects the business and condition of the Company, the transactions related to the Company Properties and the liabilities of the Company with respect thereto.  Without limiting the generality of the foregoing, the Company has not engaged in any transaction with respect to its business or operations, maintained any bank account therefore or used any funds of the Company in the conduct thereof except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the business.

3.21

Capitalization.

(a)

The authorized equity ownership of the Company consists solely of the Membership Interests, which are owned 100% of record and beneficially, free and clear of any Liens other than (i) restrictions on transfer pursuant to applicable securities law and (ii) Liens that shall be released by Seller pursuant to the Closing, and have been duly authorized and validly issued, and are fully paid and non-assessable.  As of the Closing Date there shall be, no outstanding options, subscriptions, warrants, calls, commitments, pre-emptive rights or other rights obligating the Company to issue or sell any Membership Interests or any securities convertible into or exercisable for any Membership Interests, or otherwise requiring Seller or the Company to give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of Membership Interests or any rights to participate in the equity or net income of the Company.  All of the issued Membership Interests of the Company were issued, and to the extent purchased or transferred, have been so purchased or transferred, in compliance with all Applicable Laws, including federal and state securities laws, and any preemptive rights and any other statutory or contractual rights of any Seller.

(b)

The Company has no subsidiaries.  The Company does not own, directly or indirectly, any capital of or other equity interest in or have any other investment in or outstanding loans to any corporation, partnership or other entity or organization.  There are no stockholders’ agreements, voting trusts or other agreements or understandings to which Seller or the Company is a party or by which either is bound with respect to the transfer or voting of any of the Membership Interests (other than agreements that shall be released pursuant to the Closing).

3.22

Financial Statements; Other Financial Data. Attached hereto as Schedule 3.22 are correct and complete copies of (i) the audited balance sheet of the Company as of December 31, 2006, together with the related audited statements of income and retained earnings and of cash flows for the period ended December 31, 2006 and (ii) the unaudited balance sheet of the Company as of June 30, 2007, together with the related unaudited statements of income and retained earnings and of cash flows for the period ended June 30, 2007 (the “Company Financial Statements”).  The Company Financial Statements present fairly in all material respects the financial position of the Company as of the dates indicated, and the results of its operations for the respective periods indicated. The Company Financial Statements have been prepared in conformity with GAAP.  As of the Closing, the Company will have no liabilities other than (i) liabilities reflected on any of the Company Financial Statements; (ii) liabilities in respect of taxes, assessments, governmental charges and levies and claims for labor, materials and supplies to the extent that payment therefore shall not be past due or which are being contested in good faith; (iii) current liabilities of Borrower incurred in the ordinary course of business and not incurred through (A) the borrowing of money, or (B)

the obtaining of credit (except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services); (iv) endorsements for collection, deposits or negotiation and warranties of products or services, in each case incurred in the ordinary course of business; (v) liabilities in respect of performance, surety or appeal bonds obtained in the ordinary course of Company’s business; (vi) ordinary and customary liabilities under the Material Contracts; (vii) liabilities incurred pursuant to Sections 3.19, 8.01 and 8.02, and (viii) liabilities under the letter(s) of credit and hedge contract(s) described on Schedule 3.22 relating to the MBL Debt (which liabilities will not be paid by Company or Seller at Closing and will remain a liability of Company after Closing).

3.23

Directors, Officers, and Mangers. As of the Closing Date, the Company shall not have any directors, managers, officers, or employees other than as listed on Schedule 3.23.

3.24

Bank Accounts.  Attached hereto as Schedule 3.24 is a list of all banks or other financial institutions with which the Company has an account, showing the type and account number of each such account, and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

3.25

Effectiveness of Leases.  Except as identified in Schedule 3.25, all leasehold and other mineral interests included within Company Properties identified on Exhibit “A” are presently being maintained pursuant to the terms of each individual Lease, and there are no outstanding demands for a release pending by any lessor.

3.26

Company Tax Liability.  The Company has no past due local, state, or federal tax liability.

ARTICLE IV.

SELLER’S REPRESENTATIONS AND WARRANTIES

Seller, individually and collectively, hereby represents and warrants to Buyer as follows:

4.01

Valid and Binding Agreement.  This Agreement has been duly executed and delivered by Seller, and all documents and instruments required hereunder to be executed and delivered by Seller at Closing will be duly executed and delivered by Seller. Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby to be consummated by Seller. This Agreement and all such documents and instruments constitute legal, valid and binding obligations of Seller enforceable in accordance with their respective terms, subject, however, to (i) the effects of bankruptcy, insolvency, reorganization and other similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

4.02

Authorization of Agreement.  The execution and delivery of this Agreement by Seller and the performance of the transactions contemplated herein by Seller have been duly authorized by all necessary action, and no other action on the part of Seller is necessary to authorize this Agreement or consummate the transactions contemplated hereby.

4.03

Third Party Claims, Disputes and Litigation.  Except as set forth in Schedule 3.07, there are no claims, disputes or litigation pending or, to Seller’s knowledge, threatened, in which Seller is or may be a party and which directly relates to the Membership Interests or Company Properties.  There are no claims, disputes or litigation pending or, to Seller’s knowledge, threatened, in which Seller is or may be a party affecting the execution and delivery of this Agreement by Seller or the consummation of the transactions contemplated hereby by Seller.  There are no bankruptcy, reorganization or arrangements with creditors pending, being contemplated by, or to Seller’s knowledge, threatened against Seller.

4.04

Broker’s Fees.  Seller is not a party to, or in any way obligated under, nor does Seller have any knowledge of, any contract or outstanding claim for the payment of any broker’s or finder’s fee which Seller is obligated to pay in connection with the origination, negotiation, execution, or performance of this Agreement for which Buyer could be held responsible.

4.05

Ownership of Membership Interests  Seller is the record and beneficial owner of all of the Membership Interests, and those Membership Interests are owned by Seller free and clear of all Liens other than (i) restrictions on transfer pursuant to applicable securities laws and (ii) Liens that shall be released by Seller pursuant to the Closing, including, without limitation, voting trusts or stockholders agreements.  Seller has full authority to transfer pursuant to this Agreement all of the Membership Interests, free and clear of all Liens, other than restrictions on transfer pursuant to applicable securities laws, and all Liens in favor of MBL encumbering the  Membership Interests shall be released pursuant to the Closing..

4.06

Marketable Title.  The delivery by Seller to Buyer at the Closing of the Membership Interests shall vest in Buyer good and marketable title to all of the Membership Interests, free and clear of all Liens, other than restrictions on transfer pursuant to applicable securities laws.

4.07

Investment Representations.

(a)

Seller has (i) the ability to bear the economic risks of ownership of the Subordinated Note and the Saratoga Shares that may be issued under the terms of the Subordinated Note (collectively, the “Saratoga Securities”), as appropriate, which may be delivered to Seller under the terms of the Agreement and (ii) the knowledge and experience in financial and business matters necessary for evaluating the merits and risks of investing in the Saratoga Securities;

(b)

Seller has had such opportunity as it has deemed appropriate to ask questions of and receive answers from persons acting on behalf of Buyer concerning Buyer, the Saratoga Securities and the transactions contemplated hereby in order to make an informed investment decision with respect to the Saratoga Securities;

(c)

Seller is not acquiring the Saratoga Securities under the terms and conditions of this Agreement as a result of or after any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting;

(d)

Intentionally Omitted;

(e)

Seller is acquiring the Saratoga Securities upon the terms and conditions set forth in this Agreement for investment and for Seller’s own account and not with the current view to, or for resale in connection with, any distribution;

(f)

Seller understands that the Saratoga Securities have not been registered under the Securities Act or under any state securities or blue sky laws, and, as a result, are subject to substantial restrictions on transfer;

(g)

Seller acknowledges that appropriate legends will be placed on the certificates representing the Saratoga Securities indicating the restrictions on transfer of the Saratoga Securities under applicable securities laws; and

(h)

Seller acknowledges that the Saratoga Securities must be held for a period of at least one year from issuance, unless subsequently registered under the Securities Act and any applicable state securities or blue sky laws, or sold or otherwise transferred pursuant to exemptions from registration under the Securities Act and/or such state securities laws.

ARTICLE V.

BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants to Seller as follows:

5.01

Existence and Good Standing.  Buyer is a Texas corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation. Buyer has the power and authority to own its property and to carry on its business, as now conducted, and to enter into and to carry out the terms of this Agreement.

5.02

Authorization.  The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of Buyer.

5.03

Broker’s Fees.  Buyer is not a party to, or in any way obligated under, nor does Buyer have any knowledge of, any contract or outstanding claim for the payment of any broker’s, marketer’s or finder’s fee in connection with the origination, negotiation, execution or performance of this Agreement for which Seller could be held responsible.

5.04

Non-Contravention.  Neither the execution, delivery nor performance of this Agreement by Buyer will (i) conflict with or result in a violation under any provision of Buyer’s governing documents; (ii) conflict with or result in a violation of any provision of, or constitute a default under, any material contract or agreement or any bank loan, indenture or credit agreement to which Buyer is a party or by which any of its properties or Company Properties are bound; (iii) violate any Applicable Law binding upon Buyer; or (iv) violate any applicable order, writ, judgment or decree of any Governmental Entity binding upon Buyer.

5.05

Approvals.  Except for (i) any filing required by the HSR Act, and (ii) any filings to be made under applicable state and federal securities law, no authorization, consent or approval of, or filing with, any Governmental Entity is required to be obtained or made by Buyer for the execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereunder. No authorization, consent or approval of any non-governmental third party is required to be obtained by Buyer for the execution and delivery of this Agreement or the consummation by Buyer of the transactions contemplated hereunder.

5.06

Valid and Binding Agreement.  This Agreement has been duly executed and delivered by Buyer, and all documents and instruments required hereunder to be executed and delivered by Buyer at or after Closing will be duly executed and delivered by Buyer. This Agreement and all such documents and instruments constitute legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms, subject, however, to (i) the effects of bankruptcy, insolvency, reorganization and other similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

5.07

Proceedings.  There are no Proceedings pending or, to the Buyer’s knowledge, threatened, in which Buyer is or may be a party affecting the execution and delivery of this Agreement by Buyer or the consummation of the transactions contemplated hereby by Buyer.  There are no bankruptcy, reorganization or arrangement Proceedings pending, being contemplated by, or to the Buyer’s knowledge, threatened against Buyer.

5.08

Funding Ability.  Buyer has preliminary non-binding commitments to have all funds necessary, and at the Closing will have all funds necessary, for Buyer’s consummation of the transactions contemplated hereby.

5.09

Investment Representations.

(a)

Buyer has (i) the ability to bear the economic risks of ownership of the Membership Interests delivered to Buyer under the terms of the Agreement and (ii) the knowledge and experience in financial and business matters necessary for evaluating the merits and risks of acquiring the Membership Interests;

(b)

Buyer has had such opportunity as it has deemed appropriate to ask questions of and receive answers from persons acting on behalf of Company and Seller concerning the Membership Interests, the Company, Seller and the transactions contemplated hereby in order to make an informed investment decision with respect to the acquisition of the Membership Interests;

(c)

Buyer is not purchasing the Membership Interests under the terms and conditions of this Agreement as a result of or after any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presentation at any seminar or meeting;

(d)

Buyer is acquiring the Membership Interests upon the terms and conditions set forth in this Agreement for investment and for Buyer’s own account and not with the current view to, or for resale in connection with, any distribution;

(e)

Buyer has been informed that the solicitations of offers and the sale of the Membership Interests by Seller have not been registered with any securities commission, state or federal, and Buyer hereby specifically agrees that neither Buyer, nor its directors, shareholders, employees, representatives or agents, shall initiate any Proceeding based upon the assertion or claim that the sale contemplated hereunder is the sale of securities;

(g)

Buyer acknowledges that appropriate legends will be placed on any certificates representing the Membership Interests indicating any restrictions on transfer of the Membership Interests under applicable securities laws; and

(h)

Buyer acknowledges that the Membership Interests will be held indefinitely by Buyer unless subsequently registered under the Securities Act and any applicable state securities or blue sky laws or sold or otherwise transferred pursuant to exemptions from registration under the Securities Act and/or such state securities laws.

5.10

No Distribution.  Buyer is acquiring the Membership Interests for its own benefit and account and not with the intent of selling or making a distribution of such Membership Interests in violation of applicable federal or state securities laws.

5.11

Reliance; Independent Investigation.  In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Buyer has relied solely the representations and warranties contained herein and on its own independent due diligence investigation of the Company Properties and the Membership Interests and its own expertise and judgment and the advice and counsel of its own legal, land, tax, economic, environmental, engineering, geological and geophysical and other advisors and consultants.

5.12

Breach on Date Hereof.  As of the date of this Agreement, Buyer has no knowledge of any breach by Company or Seller of any of their representations and warranties contained in this Agreement.

5.13

Buyer Financial Statements.  Attached hereto on Schedule 5.13 are correct and complete copies of (i) the audited balance sheet of Buyer as of December 31, 2006, together with the related audited statements of income and retained earnings and of cash flows for the period ended December 31, 2006 and (ii) the unaudited balance sheet of Buyer as of June 30, 2007, together with the related unaudited statements of income and retained earnings and of cash flows for the period ended June 30, 2007 (the “Buyer Financial Statements”).  The Buyer Financial Statements present fairly in all material respects the financial position of Buyer as of the dates indicated, and the results of its operations for the respective periods indicated and no material adverse change in the financial condition of Buyer has occurred since the date of the Buyer Financial Statements through the date hereof and no material adverse change in the financial condition of Buyer shall occur during the period of time from the execution of this Agreement until the Closing.  The Financial Statements have been prepared in conformity with GAAP.

5.14

Third Party Claims, Disputes and Litigation.  There are no claims, disputes or litigation pending or, to the Buyer’s knowledge, threatened, in which Buyer is or may be a party except as may be set forth in Schedule 5.14.  There are no bankruptcy, reorganization or arrangements with creditors pending, being contemplated by, or to Buyer’s knowledge, threatened against Buyer.

5.15

Compliance With Laws.  To the best of Buyer’s knowledge, Buyer has complied in all material respects with all laws that are applicable to all or any part of the operation of its business activities which the failure to comply with could have a material adverse effect on the financial condition of Buyer.

 5.16

Compliance with Reporting Requirements.  Buyer has, during the preceding twelve months, filed all reports required to be filed by it under Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”).  Until the earlier of (i) the payment, in cash, of the “equity participation bonus” provided for in Section 2.02(a)(ii)(D), (ii) the sale of all Saratoga Shares, if any, issued in payment of the “equity participation bonus,” or (iii) the eligibility of the Saratoga Shares to be resold without restrictions pursuant to Rule 144(k) promulgated under the Securities Act, Buyer shall (A) use its reasonable best efforts to continue to file all reports required to be filed by it under the Exchange Act and (B) provide to Seller, from time to time upon request from Seller, written confirmation of Buyer’s filing of all reports required to be filed by Buyer under the Exchange Act during the twelve months preceding such request.

 ARTICLE VI.

DISCLAIMERS AND WAIVERS

6.01.

Other than those representations and warranties expressly set out in Articles III and IV of this Agreement, Company and Seller hereby expressly disclaim any and all representations or warranties with respect to the Membership Interests, the Company Properties, and the other transactions contemplated hereby.

6.02.

WITHOUT LIMITING THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH HEREIN, COMPANY AND SELLER MAKE NO WARRANTY OR REPRESENTATION, EXPRESS, STATUTORY, OR IMPLIED, AS TO (i) THE ACCURACY, COMPLETENESS, OR MATERIALITY OF ANY DATA, INFORMATION, OR RECORDS FURNISHED TO BUYER IN CONNECTION WITH THE MEMBERSHIP INTERESTS OR THE COMPANY PROPERTIES; (ii) THE PRESENCE, QUALITY, AND QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE COMPANY PROPERTIES; (iii) THE ABILITY OF THE COMPANY PROPERTIES TO PRODUCE HYDROCARBONS, INCLUDING PRODUCTION RATES, DECLINE RATES, AND RECOMPLETION OPPORTUNITIES; (iv) THE PRESENT OR FUTURE VALUE OR THE ANTICIPATED INCOME, COSTS, OR PROFITS, IF ANY, TO BE DERIVED FROM THE MEMBERSHIP INTERESTS OF THE COMPANY PROPERTIES, (v) TITLE TO THE COMPANY PROPERTIES; (vi) THE ENVIRONMENTAL CONDITION OF THE COMPANY PROPERTIES, (vii) ANY PROJECTIONS AS TO EVENTS THAT COULD OR COULD NOT OCCUR, AND (viii) ANY OTHER MATTERS CONTAINED IN OR OMITTED FROM ANY INFORMATION OR MATERIAL FURNISHED TO BUYER BY SELLER.

6.03.

WITHOUT LIMITING THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH HEREIN, COMPANY AND SELLER HEREBY EXPRESSLY DISCLAIM ANY WARRANTY, WHETHER EXPRESS OR IMPLIED, AND WHETHER BY COMMON LAW, STATUTE OR OTHERWISE, AS TO OPERATING CONDITION, VALUE, FINANCIAL CONDITON, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, CONDITION OR OTHERWISE, CONCERNING THE MEMBERSHIP INTERESTS OR THE COMPANY PROPERTIES.  COMPANY AND SELLER DO NOT WARRANT THE COMPANY PROPERTIES OR THE MEMBERSHIP INTERESTS TO BE FREE FROM REDHIBITORY DEFECTS, LATENT OR APPARENT, AND BUYER EXPRESSLY SPECIFICALLY WAIVES ANY CLAIM UNDER ARTICLES 2520 THROUGH 2548 OF THE LOUISIANA CIVIL CODE, AS AMENDED, OR ANY OTHER PROVISIONS OR THEORIES OF LAW, FOR A REDUCTION OR ADJUSTMENT IN THE PURCHASE PRICE BASED UPON REDHIBITION OR QUANTI MINORIS OR ACTION OF EVICTION ON ACCOUNT OF THE CONDITION OR MERCHANTABILITY OF THE MEMBERSHIP INTERESTS OR THE COMPANY PROPERTIES. THIS WAIVER OF WARRANTY EXTENDS TO ALL DEFECTS, EVEN

IF THE DEFECT OR DEFECTS RENDER THE MEMBERSHP INTERESTS OR THE COMPANY PROPERTIES ABSOLUTELY USELESS OR SO INCONVENIENT OR IMPERFECT THAT BUYER WOULD NOT HAVE PURCHASED THE MEMBERSHIP INTERESTS HAD BUYER KNOWN OF THE DEFECTS. BUYER ACKNOWLEDGES THAT IT HAS EXAMINED THE COMPANY PROPERTIES THOROUGHLY AND IS FULLY SATISFIED WITH THEIR CONDITION. BUYER AND SELLER ACKNOWLEDGE AND STIPULATE THAT THE PURCHASE PRICE WAS NEGOTIATED AND AGREED UPON AFTER CONSIDERATION OF THIS WAIVER OF WARRANTY. BUYER ACKNOWLEDGES THAT THIS WAIVER HAS BEEN BROUGHT TO THE ATTENTION OF BUYER AND EXPLAINED IN DETAIL AND THAT BUYER HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THIS WAIVER OF WARRANTY.

ARTICLE VII.

TITLE, ENVIRONMENTAL AND MATERIAL CONTRACT DUE DILIGENCE

7.01

Title Due Diligence Examination.

(a)

Buyer shall have the right to analyze any and all public records relating to the Company Properties and Company and Seller shall afford to Buyer and its authorized representatives reasonable access during normal business hours to the office, personnel and books and records of Company in order for Buyer to conduct a title examination as it may in its sole discretion choose to conduct with respect to the Company Properties in order to determine whether Title Defects (as below defined) exist (“Buyer’s Title Review”); provided, however, that such investigation shall be upon reasonable notice and shall not unreasonably disrupt the personnel and operations of Company or impede the efforts of Company or Seller to comply with its other obligations under this Agreement.  Such books and records shall include all abstracts of title, title opinions, title files, lease files, assignments, division orders, operating records and agreements, and financial and accounting records, in each case insofar as same may now be in existence and in the possession of Company or Seller, excluding, however, any information that Company is prohibited from disclosing by third party confidentiality restrictions.  The cost and expense of Buyer’s Title Review, if any, shall be borne solely by Buyer.  All requests for access to Company’s employees, contractors, offices, properties, books and records shall be made to such representatives designated in writing by Company (the “Designated Representatives”), which Designated Representatives shall be solely responsible for coordinating all such requests and all access permitted hereunder.  Buyer shall not contact any of the customers or suppliers of Company or its working interest co-owners or operators, in connection with the transactions contemplated hereby, whether in person or by telephone, mail or other means of communication, without the specific prior authorization of the Designated Representatives, which consent shall not be unreasonably withheld.

(b)

“Title Defect” shall mean any particular defect in or failure of Company’s ownership of any Company Property:  (A) that causes Company to not have Defensible Title to such Company Property and (B) regarding which a Title Defect Notice has been timely and otherwise validly delivered.  Notwithstanding any other provision in this Agreement to the contrary, the following matters shall not constitute, and shall not be asserted as, a Title Defect:  (1) defects or irregularities arising out of lack of corporate authorization or a variation in corporate name, unless Buyer provides affirmative evidence that such corporate action was not authorized and results in another person’s superior claim of title to the relevant Company Property; (2) defects or irregularities that have been cured or remedied by the passage of time, including applicable statutes of limitation or statutes for prescription; (3) defects or irregularities in the chain of title consisting of the failure to recite marital status in documents; (4) defects or irregularities in title which have not delayed or prevented Company from receiving its net revenue interest share of the proceeds of production and have not caused Company to bear a share of expenses and costs greater than its working interest share from any lease, unit or well; (5) conventional rights of reassignment normally activated by an intent to abandon or release a lease and requiring notice to the holders of such rights and any defect or irregularity as would normally be waived by persons engaged in the oil and gas business when purchasing producing properties; and (6) the absence of record title with respect to certain leases when Company’s net revenue interest and working interest in such Leases, as set forth on Exhibit “A,” is based upon enforceable contractual rights evidenced by documents that have not, as yet, been filed with and approved by the State of Louisiana or other applicable Governmental Entity.

(c)

If Buyer discovers any Title Defect affecting the Company Properties, Buyer shall notify Seller of such Title Defect  To be effective, such notice (“Title Defect Notice”) must (i) be in writing, (ii) be received by Seller at least twenty (20) days prior to the Closing Date, (iii) describe the Title Defect in detail (including the basis for any alleged variance in the net revenue interest), (iv) identify the specific Lease, Well, or Unit affected by such Title Defect, (v) suggest a value of such Title Defect as determined by Buyer in good faith, and (vi) set forth the action that Buyer reasonably believes needs to be taken in order to cure the Title Defect.  Any matters that may otherwise constitute Title Defects, but of which Seller has not been specifically notified by Buyer in accordance with the foregoing, shall be deemed to have been waived by Buyer for all purposes.  Upon the receipt of an effective Title Defect Notice from Buyer, Seller shall have the option, but not the obligation, to attempt to cure the Title Defect prior to Closing. The Lease, Well or Unit affected by such uncured Title Defect shall be a “Title Defect Property”.

(d)

With respect to each Title Defect that is not cured or waived on or before the Closing, the parties shall attempt to make a mutual determination as to the “Title Defect Amount,” which shall mean, with respect to a Title Defect Property, the amount by which such Title Defect Property is impaired as a result of the existence of one or more Title Defects, which amount shall be determined as follows:

(i)

The Title Defect Amount with respect to a Title Defect Property, in addition to the legal effect of such Title Defect on the property affected thereby, shall be determined by taking into consideration the value given to such Lease, Well, or Unit in the reserve report presently being prepared by Collarini & Associates, with the understanding that such reserve report will most likely become available on or about November 1, 2007 (“Reserve Report”).  Upon completion of the Reserve Report, the parties agree that it will be attached hereto as Schedule 7.01(d)(i).  However, (A) if such Title Defect is in the nature of Company’s net revenue interest in a property being less than the net revenue interest set forth on Exhibit “A,” then Buyer and Seller agree that the Purchase Price shall be reduced in an amount equal to the value given to such Lease, Well, or Unit in the Reserve Report multiplied by the percentage reduction in such net revenue interest as a result of such Title Defect; and (B) if such Title Defect is in the nature of a mortgage, lien, privilege, and/or security agreement, then Seller and Buyer agree that the Purchase Price shall be reduced in the amount equal to the amount required to fully discharge such mortgage, lien, privilege, and/or security agreement; and

(ii)

If the Title Defect results from any matter not described in Section 7.01(d)(i), the Title Defect Amount shall be an amount equal to the difference between the value of the Title Defect Property affected by such Title Defect with such Title Defect and the value of such Title Defect Property without such Title Defect.

(iii)

At least fifteen (15) days prior to the Closing Date, Buyer and Seller shall meet to attempt in good faith to mutually determine (x) with respect to each individual Title Defect Property, the Title Defect Amount, and (y) with respect to all Title Defect Properties, in the aggregate, the excess, if any, of the cumulative Title Defect Amounts attributable to all Title Defect Properties over $500,000 (“Excess Title Defect Amounts”).  In the event Buyer and Seller fail to reach such a mutual determination as to the Excess Title Defect Amounts, an amount equal to the difference between Buyer’s estimation of the Excess Title Defect Amounts and Seller’s estimation of the Excess Title Defect Amounts shall be placed by Seller (from the Cash Amount) into a mutual agreeable escrow account, and the undisputed amount shall be deducted from the Purchase Price in accordance with Section 7.04, and the dispute shall thereafter be resolved pursuant to Section 15.12 herein.

(e)

As used in this Section 7.01:

(i)

“Defensible Title” means, as of the Closing Date, with respect to the Company Properties, such record title and ownership by Company that, except for Permitted Encumbrances:

(A)

entitles Company to receive and retain not less than the percentage set forth in Exhibit “A” as Company’s “Net Revenue Interest” of all Hydrocarbons produced, saved and marketed from each Lease, Well, or Unit comprising Company Properties as set forth in Exhibit “A;”

(B)

obligates Company to bear not greater than the percentage set forth in Exhibit “A” as Company’s “Working Interest” of the costs and expenses relating to the maintenance, development and operation of each Lease, Well, or Unit comprising Company Properties as set forth in Exhibit “A;” and

(C)

is free and clear of all Liens, production payments, overriding royalties and similar burdens.

(ii)

“Permitted Encumbrances” shall mean (A) Liens for taxes which are not yet delinquent or which are being contested in good faith and for which adequate reserves have been established; (B) normal and customary liens of co-owners under operating agreements, unitization agreements, and pooling orders relating to the Company Properties, which obligations are not past due and pursuant to which Company is not in default; (C) mechanic’s and materialman’s liens relating to the Company Properties, which obligations are not past due and pursuant to which Company is not in default; (D) Liens in the ordinary course of business consisting of minor defects and irregularities in title or other restrictions (whether created by or arising out of joint operating agreements, farm-out agreements, leases and assignments, contracts for purchases of hydrocarbons or similar agreements, or otherwise in the ordinary course of business, specifically including obligations already in existence relating to plugging and abandonment escrow agreements) that are of the nature customarily accepted by prudent purchasers of oil and gas properties and do not materially affect the value of any property encumbered thereby or materially impair the ability of the obligor to use any such property in its operations; (E) all approvals or rights to consent by, required notices to, filing with or other actions by Governmental Entities, including the Louisiana State Mineral Board acting on behalf of the State of Louisiana, in connection with the sale or conveyance of oil and gas leases or interests therein if they are customarily obtained subsequent to the sale or conveyance; (F) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of operations, pipelines, or facilities or the like; (G) easements, rights-of-way, servitudes, permits and other rights, on, over or in respect of any of the Leases; (H) other Liens, contracts, agreements, royalty interests, overriding royalty interests, production payments, instruments, obligations, defects and irregularities affecting the Leases which individually or in the aggregate do not reduce the interest of Company with respect to Hydrocarbons produced from (or, where subject to a unit or pooling agreement, allocated to) any Leases below the “Net Revenue Interest” or “NRI” set forth at Exhibit “A” for such Leases; (I) all rights reserved to or vested in any Governmental Entity to control or regulate the Company Properties in any manner, and all applicable laws, rules and orders of governmental authority; (J) any Title Defects as Buyer may have expressly waived in writing or which are deemed to have been waived under this Agreement; (K) preferential rights to purchase and consent to transfer requirements of any Person, other than a party hereto or any Governmental Entity (i) to the extent not triggered by the consummation of the transactions contemplated herein or (ii) if triggered by the consummation of the transactions contemplated herein, with respect to which waivers or consents shall have been obtained from the appropriate parties or the time period to exercise the preferential right to purchase or to withhold consent has expired; and (L) changes or adjustments that result from the establishment of units, changes in existing units (or the participating areas therein), or the entry into of pooling or unitization agreements unless made in breach of the provisions hereof.

7.02

Environmental Due Diligence Examination.

(a)

Notwithstanding any representations or warranties given by Seller or Company herein, Buyer shall have the right, or the right to cause an environmental consultant reasonably acceptable to Seller (“Buyer’s Environmental Consultant”), to conduct an environmental review of the Company Properties prior to the Closing Date (“Buyer’s Environmental Review”).  The cost and expense of Buyer’s Environmental Review, if any, shall be borne solely by Buyer.  With respect to any samples taken in connection with Buyer’s Environmental Review, Buyer shall take split samples, providing one of each such sample, properly labeled and identified, to Seller.

(b)

Unless otherwise required by Applicable Law, Buyer shall (and shall cause Buyer’s Environmental Consultant, if applicable, to) treat confidentially any matters revealed by Buyer’s Environmental Review and any reports or data generated from such review (the “Environmental Information”), and Buyer shall not (and shall cause Buyer’s Environmental Consultant, if applicable, to not) disclose any Environmental Information to any Governmental Entity or other third party without the prior written consent of Company.  Unless otherwise required by Applicable Law, Buyer may use the Environmental Information only in connection with the transactions contemplated by this Agreement.  If Buyer, Buyer’s Environmental Consultant, if applicable, or any third party to whom Buyer has provided any Environmental Information become legally compelled to disclose any of the Environmental Information, Buyer shall provide Company with prompt notice sufficiently prior to any such disclosure so as to allow Company, at Company’s expense, to file any protective order, or seek any other remedy, as it deems appropriate under the circumstances.  If this Agreement is terminated prior to the Closing, Buyer shall deliver the Environmental Information to Company, which Environmental Information shall become the sole property of Company.  Buyer shall provide copies of the Environmental Information to Company without charge.

(c)

If Buyer and/or Buyer’s Environmental Consultant, if applicable, discovers any Environmental Defect (as herein defined) affecting the Company Properties, Buyer shall notify Seller of such alleged Environmental Defect.  To be effective, such notice (an “Environmental Defect Notice”) must (i) be in writing, (ii) be received by Seller at least twenty (20) days prior to the Closing Date, (iii) describe the Environmental Defect in reasonable detail, including, (A) the written conclusion of Buyer’s Environmental Consultant, if applicable, that an Environmental Defect exists, which conclusion shall be reasonably substantiated by the factual data gathered in Buyer’s Environmental Review, and (B) a separate, reasonably specific citation of the provisions of Applicable Environmental Laws alleged to be violated and the related facts that substantiate such violation, (iv) identify the specific Company Properties affected by such Environmental Defect, including a site plan showing the location of all sampling events, boring logs and other field notes describing the sampling methods utilized and the field conditions observed, (v), set forth the procedures recommended to correct the Environmental Defect, together with any related recommendations from Buyer’s Environmental Consultant, if applicable, and (vi) set forth Buyer’s good faith estimate of the Environmental Defect Value, including the basis for such estimate. Any matters that may otherwise constitute Environmental Defects, but of which Seller has not been specifically notified by Buyer in accordance with the foregoing, together with any environmental matter that does not constitute an Environmental Defect, shall be deemed to have been waived by Buyer for purposes of this Section 7.02.  Upon the receipt of an effective notice from Buyer, Seller shall have the option, but not the obligation, to attempt to cure such Environmental Defect at any time prior to Closing.

(d)

If any Environmental Defect described in a notice delivered in accordance with Section 7.02 is not cured on or before the Closing, the parties shall attempt to make a mutual determination as to the Environmental Defect Value.  At least fifteen (15) days prior to the Closing Date, Buyer and Seller shall meet to attempt in good faith to mutually determine (x) with respect to each individual Environmental Defect, the Environmental Defect Value, and (y) with respect to all Environmental Defects in the aggregate, the excess, if any, of the cumulative Environmental Defect Value over $500,000 (“Excess Environmental Defect Value”).  In the event Buyer and Seller fail to reach such a mutual determination as to the Excess Environmental Defect Value, an amount equal to the difference between Buyer’s estimation of the Excess Environmental Defect Value and Seller’s estimation of the Excess Environmental Defect Value shall be placed by Seller (from the Cash Amount) into a mutual agreeable escrow account, and the undisputed amount shall be deducted from the Purchase Price in accordance with Section 7.04 and the dispute shall thereafter be resolved pursuant to Section 15.12 herein.

(e)

As used in this Section 7.02:

(i)

 “Environmental Defect” shall mean, with respect to any given Lease, Well, Unit, or other Company Property, a violation of Applicable Environmental Laws in effect as of the date hereof in the jurisdiction in which such Lease, Well, Unit, or other Company Property is located, and not described on Schedule 3.16 hereto, that requires remediation, regarding which an Environmental Defect Notice has been timely and otherwise validly delivered.  It is specifically acknowledged and agreed that the presence in any wellbore, equipment, pipeline, flowline or vessel on or related to the Company Properties of naturally occurring radioactive material shall not be deemed to constitute an Environmental Defect for purposes of this Agreement.

 (ii)

“Environmental Defect Value” shall mean, with respect to any Environmental Defect, the net present value of the reasonably estimated costs and expenses to correct such Environmental Defect in the most cost effective manner reasonably available, consistent with Applicable Environmental Laws, taking into account that non-permanent remedies (such as mechanisms to contain or stabilize hazardous materials, including monitoring site conditions, natural attenuation, risk-based corrective action, institutional controls or other appropriate restrictions on the use of property, caps, dikes, encapsulation, leachate collection systems, etc.) may be the most reasonably cost effective manner.

7.03

Material Contract Due Diligence.

(a)

Notwithstanding Sections 3.12(c), which shall survive closing, Buyer shall have the right to analyze the Material Contracts described in Section 3.12(a) prior to Closing, and Company and Seller shall afford to Buyer and its authorized representatives reasonable access during normal business hours to the office, personnel and books and records of Company in order for Buyer to conduct an examination of such Material Contracts in order to determine whether a Material Contract Defect (as below defined) exists (“Buyer’s Material Contract Review”); provided, however, that such investigation shall be upon reasonable notice and shall not unreasonably disrupt the personnel and operations of Company or impede the efforts of Company or Seller to comply with its other obligations under this Agreement.

(b)

“Material Contract Defect” shall mean any violation or breach of a Material Contract which would cause a Material Adverse Effect, and for which a Material Contract Defect Notice has been timely and otherwise validly delivered.

(c)

If Buyer discovers any Material Contract Defect affecting the Company Properties or the Membership Interests, Buyer shall notify Seller and Company of such Material Contract Defect.  To be effective, such notice (“Material Contract Defect Notice”) must (i) be in writing, (ii) be received by Seller at least twenty (20) days prior to the Closing Date, (iii) describe the Material Contract Defect in detail, (iv) identify the specific Material Contract affected by such Material Contract Defect, (v) suggest a value of such Material Contract Defect as determined by Buyer in good faith, and (vi) set forth the action that Buyer reasonably believes needs to be taken in order to cure the Material Contract Defect.  Any matters that may otherwise constitute a Material Contract Defect, but of which Seller has not been specifically notified by Buyer in accordance with the foregoing, shall be deemed to have been waived by Buyer for all purposes.  Upon the receipt of an effective Material Contract Defect Notice from Buyer, Seller shall have the option, but not the obligation, to attempt to cure the Material Contract Defect prior to Closing.

(d)

If any Material Contract Defect described in a notice delivered in accordance with Section 7.03 is not cured on or before the Closing, the parties shall attempt to make a mutual determination as to the “Material Contract Defect Value.”  At least fifteen (15) days prior to the Closing Date, Buyer and Seller shall meet to attempt in good faith to mutually determine the Material Contract Defect Value.  In the event Buyer and Seller fail to reach such a mutual determination as to the Material Contract Defect Value, an amount equal to the difference between Buyer’s estimation of the Material Contract Defect Value and Seller’s estimation of the Material Contract Defect Value shall be placed by Seller (from the Cash Amount) into a mutual agreeable escrow account, and the undisputed amount shall be deducted from the Purchase Price in accordance with Section 7.04, and the dispute shall thereafter be resolved pursuant to Section 15.12 herein.

7.04

Adjustments to Purchase Price with Respect to Title Defects, Environmental Defects and Material Contracts Defects.  With respect to Title Defects, Environmental Defects and Material Contract Defects which Seller has elected not to cure or has been unable to cure on or before Closing, the Purchase Price shall be reduced by the undisputed Excess Title Defect Amounts, the undisputed Excess Environmental Defect Value and the undisputed Material Contract Defect Value as determined by this Article VII.

7.05

BUYER INDEMNIFICATION. WITH RESPECT TO INSPECTIONS, BUYER HEREBY INDEMNIFIES AND SHALL RELEASE, DEFEND AND HOLD  SELLER AND COMPANY, TOGETHER WITH COMPANY’S DIRECTORS, OFFICERS, SHAREHOLDERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS, REPRESENTATIVES, CONTRACTORS, SUCCESSORS, AND ASSIGNS, HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS ARISING FROM BUYER’S INSPECTING AND OBSERVING THE COMPANY PROPERTIES, INCLUDING (I) CLAIMS FOR PERSONAL INJURIES TO OR DEATH OF EMPLOYEES OF BUYER, ITS CONTRACTORS, AGENTS, CONSULTANTS, AND REPRESENTATIVES, AND DAMAGE TO THE PROPERTY OF BUYER OR OTHERS ACTING ON BEHALF OF BUYER, EXCEPT FOR INJURIES OR DEATH CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER AND/OR COMPANY OR COMPANY’S DIRECTORS, OFFICERS, SHAREHOLDERS, PARTNERS, MEMBERS, EMPLOYEES, CONTRACTORS, AGENTS, CONSULTANTS, OR REPRESENTATIVES; AND (II) CLAIMS FOR PERSONAL INJURIES TO OR DEATH OF EMPLOYEES OF COMPANY OR THIRD PARTIES, AND DAMAGE TO THE PROPERTY OF COMPANY OR THIRD PARTIES, TO THE EXTENT CAUSED BY THE NEGLIGENCE, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT OF BUYER, ITS CONTRACTORS, AGENTS, CONSULTANTS, AND REPRESENTATIVES.  THE FOREGOING INDEMNITY INCLUDES, AND THE PARTIES INTEND IT TO INCLUDE, AN INDEMNIFICATION OF THE INDEMNIFIED PARTIES FROM AND AGAINST CLAIMS ARISING OUT OF OR RESULTING, IN WHOLE OR PART, FROM THE CONDITION OF THE COMPANY PROPERTIES OR THE SOLE, JOINT, COMPARATIVE, OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES.  THE INDEMNIFICATION PROVIDED BY THIS PARAGRAPH ONLY APPLIES TO ANY DAMAGE CLAIMS EXCEEDING ANY INSURANCE COVERAGE PROVIDED BY ANY INSURANCE CARRIER, SPECIFICALLY INCLUDING ANY INSURANCE CARRIER FOR COMPANY.  INSURANCE CARRIERS FOR THE COMPANY ARE NOT RELEASED OR INDEMNIFIED BY THIS SECTION 7.05.

ARTICLE VIII.

ADDITIONAL PRE-CLOSING COVENANTS AND AGREEMENTS  OF PARTIES

8.01

Operations Prior to Closing.  From the execution of this Agreement through the Closing, Seller and Company covenant that Company will operate the Company Properties in the ordinary course of its business and in a good and workmanlike manner.  From the execution of this Agreement through the Closing, Company will not sell or otherwise dispose of any portion of the Company Properties, except for sales or other dispositions of (i) Hydrocarbons in the ordinary course of business after production, or (ii) equipment and other personal property or fixtures in the ordinary course of business where the same has become obsolete, is otherwise no longer useful for the operation of the Company Properties, or is replaced by an item or items of at least equal suitability.  Attached hereto as Schedule 8.01 is a plan of operations and activities presently contemplated for the Company Properties.  Should Company receive (or desire to make) any proposals to drill wells on the Company Properties, or to conduct other operations which require consent of non-operators under any applicable operating agreement, other than such activities included on Schedule 8.01, it will notify Buyer of, and consult with Buyer concerning, such proposals, and will not make or approve any single expenditure exceeding $50,000.00 (net to Company’s interest), without the written consent of Buyer, which such consent will not be unreasonably withheld.  If such proposed operation does not exceed $50,000.00 (net to Company’s interest) any decisions with respect to such proposal shall be made by Company in its sole discretion, so long as the decisions are made in the ordinary course of business.

8.02

 Sale or Disposal of Assets. From the execution of this Agreement through the Closing, Company will not sell or otherwise dispose of any portion of any other asset owned by Company identified on Schedule 3.13, except those assets, which in the ordinary course of business, have become obsolete, are otherwise no longer useful to the Company, or are replaced by an item or items of at least equal suitability.  Expenditures may be made in the ordinary course of business in support of normal business operations.

8.03

Distributions .

With the exception of the salaries paid to the members of Company, from the execution of this Agreement through the Closing, Company will not make any distributions, equity or otherwise, to its directors, officers, members, or managers.  Notwithstanding the immediately preceding sentence, the insurance claims identified in Schedule 10.04 (“Excluded Insurance Claims”) and the gas balancing receivable identified on Schedule 10.04 (“Gas Receivable”) shall be handled in accordance with Section 10.04.

8.04

Reasonable Best Efforts.  Each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its Reasonable Best Efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement, including, but not limited to, (i) cooperation in determining whether any consents, approvals, orders, authorizations, waivers, declarations, filings, or registrations of or with any Governmental Entity or third party are required in connection with the consummation of the transactions contemplated hereby; (ii) use of Reasonable Best Efforts to obtain any such consents, approvals, orders, authorizations, and waivers and to effect any such declarations, filings, and registrations; (iii) use of Reasonable Best Efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (iv) use of Reasonable Best Efforts to defend, and cooperation in defending, all lawsuits or other Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby; and (v) the execution of any additional instruments necessary to consummate the transactions contemplated hereby.

8.05

Notice of Litigation.  Until the Closing, (i) Seller, upon learning of the same, shall promptly notify Buyer of any Proceeding which is commenced or threatened against Company or Seller and which affects this Agreement or the transactions contemplated hereby and (ii) Buyer, upon learning of the same, shall promptly notify Seller of any Proceeding which is commenced or threatened against Buyer and which affects this Agreement or the transactions contemplated hereby.

8.06

HSR Filing.  If required by applicable law, Buyer shall (i) file or cause to be filed, as promptly as practicable but in no event later than two (2) Business Days after the execution and delivery of this Agreement, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such party under the HSR Act concerning the transactions contemplated hereby and (ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning such transactions, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement.  Each party hereto agrees to request, and to cooperate with the other party or parties in requesting, early termination of any applicable waiting period under the HSR Act.  Buyer shall be responsible for, and shall pay, all filing fees payable in connection with the filings by the parties required by the HSR Act.

8.07

Notification of Inaccuracy of Representation and Warranty.  Prior to Closing, Buyer will notify Seller promptly after the discovery by Buyer of sufficient facts and circumstances that would reasonably cause Buyer to believe that a representation and warranty of Company or Seller contained in this Agreement will be untrue on the Closing Date.

8.08

Account Signatories.  Seller shall cause the Company to change the names of the officers, employees, agents or other similar representatives of the Company, as designated by Buyer at the Closing, who thereafter shall be authorized to transact business with respect to the accounts, safe deposit boxes, lock boxes or other relationships with the banks, trust companies, securities brokers and other financial institutions set forth in Schedule 8.08.

8.09

Access to Officers, Managers and Employees.  Company and Seller shall allow Buyer access to the officers, managers and employees of Company for purposes of assessing the necessity of their ongoing roles with Company.

8.10

Removal of Officers, Directors and Managers.  In the event that Buyer determines that the position of an officer, director or manager of Company is no longer necessary or warranted, Company shall cause such officer, director or manager to be removed and Company shall obtain resignations of such officers, directors and managers at Closing.  Company warrants that it shall permit Buyer to designate such officers, directors and managers of Company as Buyer determines to be necessary or warranted, at the sole discretion of Buyer at Closing.

8.11

Schedules and Exhibits.  Notwithstanding anything else to the contrary contained herein, it is understood and agreed that certain Exhibits and Schedules to be delivered by Seller and Company hereunder may not have been completed and delivered as of the date hereof and, with respect to any such Exhibits or Schedules not yet delivered, Seller shall, within three (3) business days after execution of this Agreement, deliver or cause to be delivered to Buyer Exhibits A, B and C, and Schedules 2.02(b), 3.06, 3.07, 3.10, 3.12(d), 3.13, 3.15, 3.16, 3.17, 3.18, 3.22, 3.23, 3.24, 3.25, 8.01, 8.08, 9.01(g) and 10.04.

8.12

Environmental Issues.  Immediately after execution of this Agreement, Seller shall make available to Buyer all environmental assessment, investigatory, and audit reports, studies, analyses, and correspondence (other than correspondence that exists solely in electronic form) relating to the Company Properties that are in the possession or control of Company or any of its Affiliates and addressing releases or threatened releases, remediations, Environmental Liabilities, environmental conditions, or violations of Applicable Environmental Laws.

8.13

HSR Filings.  If there are any required filings with any Governmental Entities relating to compliance with the HSR Act, Buyer shall arrange for and make all such filings.

ARTICLE IX.

CONDITIONS PRECEDENT TO CLOSING

9.01

Seller’s Conditions Precedent.  The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to fulfillment on or prior to the Closing Date of each of the following conditions:

(a)

Buyer shall have performed and complied, in all material respects, with all terms of this Agreement required to be performed by, or complied with, by Buyer prior to Closing.

(b)

Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date made and (having been deemed to have been made again on and as of the Closing Date in the same language) shall be true and correct in all material respects on and as of the Closing Date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

(c)

No Proceeding shall, on the Closing Date, be pending before any Governmental Entity in which it is sought by a person or entity other than the parties hereto or any of their respective Affiliates to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement or to obtain damages in connection with the transactions contemplated herein.

(d)

All approvals required by the HSR Act, shall have been received, or all applicable waiting periods shall have elapsed.

(e)

Intentionally Omitted.

(f)

No Legal Proceeding shall be pending or threatened seeking to enjoin or prevent, nor shall an Injunction, Order or Official Action have been issued prohibiting consummation of the transactions contemplated hereby.

(g)

Seller shall have received an opinion in favor of Seller from Texas counsel for Buyer, that is reasonably acceptable to Seller and substantially in the form of Schedule 9.01(g).

(h)

Seller shall have received an opinion in favor of Seller from Texas counsel for Seller opining that the transfer of the Membership Interests by Seller to Buyer in accordance with this Agreement would not violate any applicable Texas securities laws.

9.02

Buyer’s Conditions Precedent.  The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to fulfillment on or prior to the Closing Date of each of the following conditions precedent:

(a)

Seller shall have performed and complied, in all material respects, with all terms of this Agreement required to be performed by, or complied with, by Seller prior to Closing.

(b)

Each of the representations and warranties of Company and Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

(c)

No Proceeding shall, on the Closing Date, be pending before any Governmental Entity in which it is sought by a person or entity other than the parties hereto or any of their respective Affiliates to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement or to obtain damages in connection with the transactions contemplated herein.

(d)

At the Closing, no Legal Proceeding shall be pending or threatened seeking to enjoin or prevent, nor shall an Injunction, Order or Official Action have been issued prohibiting consummation of the transactions contemplated hereby.

(e)

Seller shall have caused the Company to change the authorized account signatories as contemplated by Section 9.02.

(f)

All approvals required by the HSR Act, shall have been received, or all applicable waiting periods shall have elapsed.

(g)

On or prior to Closing, or pursuant to the Closing, all mortgages, liens and encumbrances filed of public record and encumbering the Membership Interests or the Company Properties, specifically including the Liens in favor of MBL, other than the MBL NPI, shall have been fully paid, satisfied, released, and discharged by Seller to the satisfaction of Buyer.

(h)

Buyer shall have an acceptable arrangement with MBL that, upon payment by Buyer of the MBL NPI Release Amount, Buyer shall receive from MBL the MBL Release Documentation in form and substance acceptable to Buyer in its reasonable discretion.

ARTICLE X.

CLOSING; CERTAIN POST-CLOSING AGREEMENTS AND COVENANTS

10.01

Time and Place of Closing.  The sale and purchase of the Membership Interests pursuant to this Agreement (the “Closing”) shall be consummated and completed in the offices of Buyer’s counsel, 1100 Poydras Street, Suite 1800, New Orleans, Louisiana, at 9:00 a.m. (local time) on or before December 14, 2007 (the “Closing Date”) or at such other place and time as the parties shall mutually agree.

10.02

Closing Obligations.  At the Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a)

Seller shall execute, acknowledge and deliver to Buyer the instruments of Assignment of Membership Interests in substantially the forms of Exhibit “B” attached hereto (the “Conveyance”) evidencing the sale, assignment, transfer and conveyance by the Seller to Buyer of the Membership Interests in accordance with the terms hereof.

(b)

Seller shall deliver, or cause to be delivered, to Buyer with respect to each mortgage, lien, privilege, and security agreement upon the Membership Interests or the Company Properties, to the extent the same may exist immediately prior to Closing, either (i) a recordable act of release appropriate to cancel such mortgage, lien, privilege, and security agreement or (ii) an agreement obligating the holder of such mortgage, lien, privilege, and security agreement to cancel such mortgage, lien, privilege, and security agreement upon payment to such lienholder of a portion of the proceeds from the sale of the Membership Interests pursuant to this Agreement (which proceeds shall be sufficient to obtain the cancellation of such mortgage, lien, privilege, and security agreement pursuant to such agreement).

(c)

Seller shall deliver, or cause to be delivered, to Buyer a certificate of both the Company and the Seller certifying that the Seller and Company have satisfied each of the conditions of closing set forth in Section 9.02(a) has been satisfied;

(d)

Seller shall deposit in a suitable escrow account (from the Cash Amount) all amounts referred to in Sections 7.01(d)(iii), 7.02(d), and 7.03(d);

(e)

Seller shall deliver, or cause to be delivered, to Buyer a certificate of both the Company and the Seller attesting as to the incumbency and signature of each officer of the Company and the Seller, as applicable, who shall execute this Agreement and any other agreement in connection herewith on behalf of the Company or the Seller, as the case may be, and certifying as being complete and correct the copies attached to such certificate of the Company’s constituent documents, each as in effect on such date;

(f)

Seller shall deliver, or cause to be delivered, to Buyer a certificate of existence of the Company from the Secretary of State of the State of Louisiana and a certificate of the good standing of the Company from Secretary of State of the State of Louisiana, and an appropriate certificate or acknowledgment from the Louisiana State Mineral Board indicating that Company is qualified to hold leases and related mineral interests and/or is authorized to conduct exploration and development activities on state owned lands, in each case dated as of a date not earlier than ten (10) days prior to the Closing Date;

(g)

Seller shall deliver, or cause to be delivered, to Buyer the originals of any minute books, Membership Interests transfer records, electronic data and corporate and any other records of the Company, including but not limited to, all land, geological, engineering and geophysical work files relating to the Company’s Company Properties;

(h)

Seller shall deliver, or cause to be delivered, to Buyer general releases of claims against the Company, in form and substance satisfactory to Buyer and its financing source, from Seller;

(i)

Seller shall deliver, or cause to be delivered, to Buyer the resignation of such directors, officers, managers, or employees of the Company as requested by Buyer at any point in time between execution of this Agreement and the Closing;

(j)

Seller shall deliver, or cause to be delivered, to Buyer all consents or waivers referred to on Schedule 3.12(d);

(k)

Buyer shall deliver, or cause to be delivered, to Seller a certificate of existence of the Buyer from the Secretary of State of the State of Texas and a certificate of the good standing of the Buyer from the State of Texas dated as of a date not earlier than ten (10) days prior to the Closing Date;

(l)

Buyer shall deliver, or cause to be delivered, to Seller a certificate of a duly authorized representative of Buyer, dated the Closing Date, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and certifying that such authorizations are in full force and effect and have not been rescinded or amended as of the Closing Date;

(m)

Buyer shall deliver, or cause to be delivered, to Seller a certificate of a duly authorized representative of Buyer attesting as to the incumbency and signature of each person who shall execute this Agreement or any other material document related to this transaction;

(n)

Buyer shall (i) pay to Seller the Cash Amount of the Purchase Price by wire transfer of immediately available federal funds, (ii) deliver to Seller the Subordinated Note, and (iii) deliver the MBL NPI Release Amount to MBL; and

(o)

Buyer shall deliver, or cause to be delivered, to Seller and Company a certificate of Buyer certifying that the Buyer has satisfied each of the conditions of closing set forth in Section 9.01(a) has been satisfied.

10.03

Buyer’s Post-Closing Representation Regarding Access.  As of the Closing Date, Buyer shall be deemed to have represented and warranted to Seller as of the Closing that (a) Buyer has been afforded an opportunity to (i) examine and review the Financial Statements, the Material Contracts, the records of the Company, and the Company Properties and such other materials and information as it has requested to be provided to it with respect thereto, (ii) discuss such materials and other information with Seller and Company’s representatives and to ask questions about same and the Membership Interests and the Company Properties, (iii) investigate the condition, including the subsurface condition, of the Company Properties and related facilities and equipment, and (iv) Buyer has assumed full responsibility for any conclusions or analyses relating to the Membership Interest and the Company Properties and Buyer’s decision to purchase the Membership Interest.

10.04

Excluded Insurance Claims and Gas Receivable.

Notwithstanding anything else to the contrary herein, from and after the date of this Agreement and including periods following the Closing Date, (i) Seller shall not compromise, settle and/or release any claims of the Company, excluding the Excluded Insurance

Claims identified on Schedule 10.04, without the express written consent of Buyer; (ii) Seller shall be solely responsible for, and shall be entitled to undertake, in the name of and for the account of Company, all actions and efforts which Seller deems necessary or appropriate to enforce and collect upon the Excluded Insurance Claims and shall pay any and all expenses and costs associated therewith and shall indemnify and hold Buyer harmless from any such costs and expenses; (iii) Buyer shall, and shall cause Company to, cooperate with Seller in pursing the Excluded Insurance Claims; (iv) Buyer shall have the right to review and approve (which approval shall not be unreasonably withheld) any settlement and/or release instrument relating to the Excluded Insurance Claims to ascertain that such settlement and/or release instrument is completed and contains claim release terms and provisions in a form and substance satisfactory to Buyer; (v) in the event any proceeds of the Excluded Insurance Claims are remitted to Company or Buyer, Company or Buyer, as appropriate, will promptly remit to Seller (or any designee(s) of Seller) any proceeds received by Company or Buyer with respect to the Excluded Insurance Claims; and (v) Seller, Buyer, and Company shall fully cooperate in pursing payment of the Gas Receivable and shall split all costs, expenses, attorneys fees, and collections thereon fifty (50%) percent for Seller and fifty (50%) for Company, it being expressly understood and agreed that if there is a collection of such Gas Receivable prior to Closing, then fifty (50%) of such collection shall be left in the Company.

ARTICLE XI.

TERMINATION

11.01

Termination.  This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing, unless otherwise indicated, in the following manner:

(a)

by mutual written consent of Seller and Buyer; or

(b)

by either Seller or Buyer, if:

(i)

the Closing shall not have occurred on or before December 14, 2007, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (i); or

(ii)

there shall be any statute, rule, or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling, or other action shall have become final and non-appealable; or

(c)

by Seller, if (i) Buyer shall have failed to fulfill in any material respect any of its obligations under this Agreement; (ii) the conditions precedent contained in Section 9.01 shall not have been fulfilled in any material respect; (iii) any of the representations and warranties of Buyer contained in this Agreement shall not be true and correct in any respect which is material to Seller or the ability of Buyer to consummate the transactions contemplated hereby; (iv) in the case of each of clauses (i), (ii) and (iii) of this subsection, such failure, misrepresentation, or breach of warranty (provided it can be cured) has not been cured within ten days after written notice thereof from Seller to Buyer; (v) if the aggregate amount of the Excess Title Defect Amounts, Excess Environmental Defect Value and Material Contract Defect Value identified in Article VII, as asserted by Buyer in good faith, exceed ten percent (10%) of the Purchase Price; (vi) if a casualty loss under Section 13.01 exceeds ten percent (10%) of the Purchase Price; or (vii)  if Seller cannot arrange for an acceptable MBL NPI Release Amount and for the cancellation and relinquishment of all Liens securing the MBL Debt in an amount, and upon other terms and conditions, acceptable to Seller in Seller’s sole discretion, or (viii) if MBL does not approve and accept the form of the Subordinate Note.  Sellers right to terminate this Agreement and the transactions contemplated hereby pursuant to subsections (vii) and (viii) of this Section 11.01(c) shall expire for all purposes at 5:00 p.m., central standard time, on October 26, 2007.

or

(d)

by Buyer, if (i) Seller shall have failed to fulfill in any material respect any of its obligations under this Agreement, specifically excluding Seller’s obligations under Section 8.11; (ii) the conditions precedent contained in Section 9.02 shall not have been fulfilled in any material respect; (iii) any of the representations and warranties of Seller contained in this Agreement shall not be true and correct in any respect which is material to Buyer or the ability of Seller to consummate the transactions contemplated hereby; (iv) if the aggregate amount of the Excess Title Defect Amounts, Excess Environmental Defect Value and Material Contract Defect Value identified in Article VII, as asserted by Buyer in good faith, exceed ten percent (10%) of the Purchase Price; (v) if Seller cannot arrange for an MBL NPI Release Amount and upon terms and conditions acceptable to Buyer in Buyer’s sole discretion; (vi) if Buyer does not receive acceptable advice from tax counsel of its choice that the transactions contemplated hereby provide an acceptable tax basis and/or that no other unanticipated tax consequences occur; or (vii) if a casualty loss under Section 13.01 exceeds ten percent (10%) of the Purchase Price; where in the case of each of clauses (i), (ii) and (iii) of this subsection, such failure, misrepresentation, or breach of warranty (provided it can be cured) has not been cured within ten (10) days after written notice thereof from Buyer to Seller.  Buyer’s right to terminate this Agreement and the transactions contemplated hereby pursuant to subsections (v) and (vi) of this Section 11.01(d) shall expire for all purposes at 5:00 p.m., central standard time, on November 2, 2007.

(e)

by Buyer, (i) in the event that Seller fails to deliver all Exhibits and Schedules as required by Section 8.11 within three (3) business days of the date hereof, or (ii) within five (5) business days following receipt of such Exhibits and Schedules if Buyer determines that such Exhibits and Schedules and/or the information disclosed therein, are not acceptable to Buyer in Buyer’s sole discretion; or (iii) notwithstanding subsection (i) and (ii) of this Section 11.01(e), within ten (10) business days following receipt of Schedule 3.16 if one or more Environmental Defects disclosed therein are not acceptable to Buyer in Buyers sole discretion.

11.02

Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 11.01 by Seller, on the one hand, or Buyer, on the other, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Section, Section 7.05, and in Article XV (exclusive of Sections 15.03) shall survive the termination hereof.  Nothing contained in this Section shall be construed to limit either party’s legal or equitable remedies as a result of any breach of this Agreement.

ARTICLE XII.

SURVIVAL AND INDEMNIFICATION

12.01

Survival.

(a)

The representations and warranties of Company and Seller set forth in Article III and IV shall survive and continue after Closing for period of one (1) year.  The representations and warranties of Buyer contained in Article V shall survive and continue after Closing for period of one (1) year and/or one (1) year after the Saratoga Shares are issued, if any.  The period of time, if any, for which a representation and warranty survives Closing is called a “Survival Period.”  From and after the expiration of the Survival Period, no party hereto shall be under any obligation with respect to any representation or warranty to which such Survival Period relates, except with respect to matters as to which notice has been received in accordance with Section 12.01(b).

(b)

No party hereto shall have any indemnification obligation pursuant to this Article XII or otherwise in respect of any representation, warranty or covenant unless (i) it shall have received from the party seeking indemnification written notice of the existence of the claim for or in respect of which indemnification is being sought and (ii) with respect to a representation and warranty, such notice is received on or before the expiration of the Survival Period for such representation and warranty.  Such notice shall set forth with reasonable specificity (i) the basis under this Agreement, and the facts that otherwise form the basis of such claim, (ii) the estimate of the amount of such claim (which estimate shall not be conclusive of the final amount of such claim) and an explanation of the calculation of such estimate, including a statement of any significant assumptions employed therein, and (iii) the date on and manner in which the party delivering such notice became aware of the existence of such claim.

12.02

Indemnification by Seller.  Seller shall indemnify, defend and hold harmless Buyer from and against any and all claims, actions, causes of action, demands assessments, losses, damages, liabilities, judgments, settlements, penalties, costs, and expenses (including reasonable attorneys’ fees and expenses), of any nature whatsoever (collectively, “Damages”), asserted against, resulting from, imposed upon, or incurred by Buyer, directly or indirectly, by reason of or resulting from (i) any breach by Company or Seller of its representations, warranties and covenants contained in this Agreement, (ii) any Liens (except for Permitted Encumbrances) or claims (other than claims contested in good faith for which adequate reserves have been established or adequate insurance exists) against the Company Properties filed or arising between execution of this Agreement and the Closing Date.  Notwithstanding the foregoing, Buyer shall not be entitled to indemnification from Seller with respect to claims that Company or Seller would have otherwise had notice of prior to the Closing Date had Buyer complied with Section 8.07 in all material respects.

12.03

ASSUMPTION OF LIABILITIES AND INDEMNIFICATION BY BUYER.  AS PART OF THE CONSIDERATION FOR THE TRANSACTION CONTEMPLATED HEREUNDER, AND, IN THE ABSENCE OF WHICH SELLER WOULD NOT HAVE AGREED TO CONVEY THE MEMBERSHIP INTERESTS TO BUYER, BUYER HEREBY EXPRESSLY ASSUMES, AND COVENANTS AND AGREES TO FULLY COMPLY WITH, (I) ALL LIABILITIES, DUTIES AND OBLIGATIONS THAT ARISE FROM THE OWNERSHIP OR OPERATION OF THE COMPANY PROPERTIES WHETHER BEFORE, ON OR AFTER THE CLOSING DATE; (II) ALL LIABILITIES AND OBLIGATIONS WITH RESPECT TO PLUGGING AND ABANDONMENT, INCLUDING ALL PLUGGING, REPLUGGING, ABANDONMENT, REMOVAL, DISPOSAL OR RESTORATION ASSOCIATED WITH THE COMPANY PROPERTIES (WHETHER DRILLED OR PLACED THEREON PRIOR TO OR AFTER THE CLOSING DATE), THE REMOVAL AND CAPPING OF ALL ASSOCIATED FLOWLINES, THE RESTORATION OF THE SURFACE, SITE CLEARANCE AND ANY DISPOSAL OF RELATED WASTE MATERIALS, INCLUDING NATURALLY OCCURRING RADIOACTIVE MATERIAL (NORM) AND ASBESTOS, ALL IN ACCORDANCE WITH APPLICABLE LAWS AND THE TERMS AND CONDITIONS OF THE LEASES AND ASSOCIATED CONTRACTS; (III) ALL DUTIES, LIABILITIES AND OBLIGATIONS UNDER THE LEASES, INCLUDING THE PROPER AND TIMELY PAYMENT OF ROYALTY BURDENS, AS WELL AS ANY THIRD PARTY CONTRACTS OR AGREEMENTS, AFFECTING THE COMPANY PROPERTIES IN EXISTENCE AS OF THE CLOSING DATE; AND (IV) ALL OTHER DUTIES, LIABILITIES AND OBLIGATIONS ASSUMED BY BUYER UNDER THIS AGREEMENT WHETHER OR NOT ANY SUCH DUTIES, LIABILITIES AND OBLIGATIONS AROSE OR ARISE ON OR BEFORE THE CLOSING DATE (THE “ASSUMED OBLIGATIONS”).

EXCEPT TO THE EXTENT THAT SELLER HAS INDEMNIFIED BUYER UNDER SECTION 12.02 AND SUBJECT TO THE TERMS OF THIS ARTICLE XII, BUYER SHALL INDEMNIFY AND DEFEND SELLER AND CAROLYN MONICA GREER AND WILLIE WILLARD POWELL (“SELLER INDEMNIFIED PARTIES”) AGAINST ANY AND ALL DAMAGES ARISING OUT OF, OR IN CONNECTION WITH (I) THE ASSUMED OBLIGATIONS AND (II) FROM ANY BREACH BY BUYER OF ITS REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THIS AGREEMENT.

12.04

Inducement to Seller. Buyer acknowledges that it evaluated its obligations under this Article XII before it determined and submitted its offer for the Membership Interests, and Buyer understands that its assumptions of obligations and its indemnifications are a material inducement to Seller to enter into this Agreement with, and close the sale to, Buyer.

12.05

Indemnification Proceedings.  In the event that any claim or demand, for which a party (an “Indemnifying Party”) would be liable to the other party (an “Indemnified Party”) under this Agreement, is asserted against or sought to be collected from an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such claim or demand, but the failure so to notify the

Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Article XII, except to the extent the Indemnifying Party demonstrates that the defense of such claim or demand is materially prejudiced thereby.  The Indemnifying Party shall have thirty (30) days from receipt of the above notice from the Indemnified Party (in this Section 12.05, the “Notice Period”) to notify the Indemnified Party whether or not the Indemnifying Party desires, at the Indemnifying Party’s sole cost and expense, to defend the Indemnified Party against such claim or demand; provided, that the Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party.  If the Indemnifying Party elects to assume the defense of any such claim or demand, the Indemnified Party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof.  If the Indemnifying Party elects not to assume the defense of such claim or demand (or fails to give notice to the Indemnified Party during the Notice Period), the Indemnified Party shall be entitled to assume the defense of such claim or demand with counsel of its own choice, at the expense of the Indemnifying Party.  If the claim or demand is asserted against both the Indemnifying Party and the Indemnified Party and based on the advice of counsel reasonably satisfactory to the Indemnifying Party it is determined that there is a conflict of interest which renders it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be responsible for paying separate counsel for the Indemnified Party; provided, however, that the Indemnifying Party shall not be responsible for paying for more than one separate firm of attorneys to represent all of the Indemnified Parties, regardless of the number of Indemnified Parties.  If the Indemnifying Party elects to assume the defense of such claim or demand, (i) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party’s written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (ii) the Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).

12.06

Damages.  Subject to Section 15.13 of this Agreement, the parties hereto agree that, in relation to any breach, default, or nonperformance of any representation, warranty, covenant, or agreement made or entered into by a party hereto pursuant to this Agreement or any certificate, instrument, or document delivered pursuant hereto, the only relief and remedy available to the other party hereto in respect of said breach, default, or nonperformance shall be Damages, but only to the extent properly claimable hereunder and subject to the terms and provisions of this Article XII.

12.07

Insurance Proceeds.  Any indemnification payment required to be made pursuant to this Agreement shall be reduced by any insurance proceeds or other proceeds (net of any costs and expenses associated with obtaining such proceeds) from an unaffiliated third party received by the Indemnified Party or any of its Affiliates with respect to the item giving rise to the indemnification payment.  The Indemnified Party shall use reasonable commercial efforts to pursue any available insurance or other unaffiliated third party indemnification claims in respect of any Damages for which indemnification is sought under this Agreement (provided, that such pursuit shall not interfere with the ability of a party to make a claim hereunder).

12.08

Limited to Actual Damages.  The indemnification obligations of the parties pursuant to this Article XII shall be limited to actual Damages and shall not include incidental, consequential, indirect, punitive, or exemplary Damages, provided that any incidental, consequential, indirect, punitive, or exemplary Damages recovered by a third party (including a Governmental Entity) against a party entitled to indemnity pursuant to this Article XII shall be included in the Damages recoverable under such indemnity.

12.09

EXPRESS NEGLIGENCE RULE.  THE INDEMNIFICATION, RELEASE AND ASSUMPTION PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE SOLELY OR IN PART FROM THE GROSS, ACTIVE, PASSIVE, CONCURRENT, SIMPLE OR SOLE NEGLIGENCE OR STRICT LIABILITY OR OTHER FAULT OF ANY INDEMNIFIED PARTY OR ANY OTHER THEORY OF LIABILITY OR FAULT, WHETHER IN LAW (COMMON OR STATUTORY) OR EQUITY. BUYER AND SELLER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

ARTICLE XIII.

CASUALTY LOSS

13.01

Casualty Loss.  If, from the execution of the Agreement and prior to the Closing, all or any material portion of the Company Properties are destroyed by fire, hurricane, wind storm, or other casualty, is taken in condemnation or under the right of eminent domain, or proceedings for such purposes are pending or threatened, the Purchase Price shall be adjusted as agreed upon by the parties.  In the event Buyer and Seller fail to reach a mutual determination as to the adjustment of the Purchase Price, the Buyer shall, at the time of Closing, place an amount equal to the difference between Buyer’s estimation of the Purchase Price adjustment and Seller’s estimation of the Purchase Price adjustment into a mutual agreeable escrow account, and any undisputed amount shall be deducted from the Purchase Price, and the dispute shall thereafter be resolved pursuant to Section 15.12 herein.  In such scenarios as described above, the Company shall retain, at the time of Closing any sums paid to Company by third parties by reason of the destruction or taking and all of the right, title and interest of Company in and to any unpaid awards or other payments due from third parties arising out of the destruction or taking, as to such Company Properties and the foregoing shall be taken into account in the determination of any Purchase Price adjustment pursuant to this Section 13.01.  In the event that there is an adjustment to the Purchase Price, any insurance proceeds received subsequent to the Closing will be distributed to the Seller to the extent the Purchase Price was reduced. Company shall not voluntarily compromise or settle or adjust any material amounts due and payable by reason of such destruction or taking without first obtaining Buyer’s written consent.

ARTICLE XIV.

CERTAIN DEFINITIONS AND REFERENCES

14.01

Certain Defined Terms.  As used in this Agreement, each of the following terms has the meaning given it below:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  For the purposes of this definition, “control” when used with respect to any person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Environmental Laws” shall mean any and all Applicable Laws pertaining to health, safety, or the environment in effect in any and all jurisdictions in which the Seller has conducted operations or activities or owned or leased property, including the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Rivers and Harbors Act of 1899, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws.

“Applicable Law” means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified person or property is subject.

“Business Day” shall mean a day other than a Saturday or Sunday or a day on which commercial banks in the States of Texas or Louisiana are required to be closed for business.

“Company Properties” means all of the oil and gas properties identified in Exhibit “A.”

“Environmental Liabilities” means any liability associated with any violation of purported violation of any Applicable Environmental Law.

“Governmental Entity” means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state, municipal, or other governmental body, agency, authority, department, commission, board, bureau, or instrumentality (domestic or foreign).

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Hydrocarbons” shall mean oil, gas, other liquid or gaseous hydrocarbons, and/or other minerals, or any of them or any combination thereof.

“Lien” means any lien, mortgage, security interest, pledge, charge, or encumbrance of any kind.

“Lease” shall have the meaning given to it in Exhibit “A.”

“Material Adverse Effect” means any change, development, or effect which is, or is reasonably likely to be, materially adverse (i) to the value, ownership, or operation of the Company Properties, (ii) to the ability of a party to perform on a timely basis any material obligation under this Agreement or any agreement, instrument, or document entered into or delivered in connection herewith or referenced herein, (iii) to the value of the Membership Interests.  To qualify as being materially adverse, there must be a good faith expectation that the change, development, or effect would have a value, individually or in the aggregate with other such changes, developments or effects, of at least $100,000.00.

“MBL” means Macquarie Bank Limited and/or Macquarie Americas Corp.

“MBL Debt” means any and all debt owed by the Company to MBL.

“MBL NPI” means any and all net profits overriding royalty interests, or similar interests or conveyances of production or production proceeds, in favor of MBL and affecting any of the Company Properties.

“MBL NPI Release Amount” means the amount of U.S. Dollars required by MBL to pay, terminate, and fully release and extinguish the MBL NPI.

“MBL NPI Release Documentation” means any and all documentation necessary to terminate, and fully release and extinguish the MBL NPI.

“Permits” means licenses, permits, franchises, consents, approvals, variances, exemptions, and other authorizations of or from Governmental Entities.

“Person” means any corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or Governmental Entity.

“Proceedings” means all proceedings, actions, claims, suits, investigations, and inquiries by or before any arbitrator or Governmental Entity.

“Reasonable Best Efforts” means a party’s reasonable best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

“Securities Act” means the Securities Act of 1933, as amended.

“Taxes” means any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, or other tax imposed by any United States federal, state, or local (or any foreign or provincial) taxing authority, including any interest, penalties, or additions attributable thereto.

“To the Best of Company’s Knowledge” means all information within the actual knowledge of an executive officer who devoted substantive attention to matters of such nature during the ordinary course of his duties.

“Unit” shall have the meaning given to it in Exhibit “A.”

“Well” shall have the meaning given to it in Exhibit “A.”

14.02

References and Construction.  In this Agreement:  (i) unless the context requires otherwise, all references in this Agreement to sections, subsections or other subdivisions shall be deemed to mean and refer to sections, subsections or other subdivisions of this Agreement; (ii) titles appearing at the beginning of any subdivision are for convenience only and shall not constitute part of such subdivision and shall be disregarded in construing the language contained in such subdivision; (iii) the words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited; (iv) words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires; (v) pronouns in masculine, feminine and neuter genders shall be construed to include any other gender; (vi) examples shall not be construed to limit, expressly or by implication, the matters they illustrate; (vii) the word “or” is not exclusive and the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions; (viii) no consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement; (ix) all references herein to “$” or “dollars” shall refer to U.S. Dollars; and (x) unless the context otherwise requires or unless otherwise provided herein, any reference herein to a particular agreement, instrument or document shall also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument, or document.

ARTICLE XV.

MISCELLANEOUS

15.01

Exhibits.  The Exhibits referred to in this Agreement are hereby incorporated in this Agreement by reference and constitute a part of this Agreement. Each party to this Agreement has received a complete set of Exhibits as of the execution of this Agreement.

15.02

Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors, accountants, petroleum engineers and other outside consultants and advisors, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense, regardless of whether or not the Closing shall have occurred.

15.03

No Sales Taxes.  No sales, transfer or similar tax will be collected at Closing from Seller or Buyer in connection with this transaction.  If, however, this transaction is later deemed to be subject to sales, transfer or similar tax, for any reason, Buyer agrees to be solely responsible, and shall indemnify and hold the Seller harmless, for any and all sales, transfer or other similar taxes (including related penalty, interest or legal costs) due by virtue of this transaction to the applicable Governmental Entity and the Buyer shall remit such taxes at that time.  Seller and Buyer agree to cooperate with each other in demonstrating that the requirements for exemptions from such taxes have been met.

15.04

Notices.  All notices and communications required or permitted under this Agreement shall be in writing, and any communication or delivery hereunder shall be deemed to have been duly made when personally delivered to the individual indicated below, or if mailed or sent by facsimile transmission or via email (provided such facsimile or email is confirmed by proof of delivery), when received by the party charged with such notice and addressed as follows:

If to Buyer:

SARATOGA RESOURCES, INC.

2304 Hancock Drive

Austin, Texas 78756

-and-

1304 Alta Vista Avenue

Austin, Texas 78704

Attention:

Thomas F. Cooke, Chairman and CEO

Telephone:  (512) 445-2301

Fax:  (512) 443-2365

E-mail: tfcsri@yahoo.com

With a Copy to (which shall not constitute notice):

Schully, Roberts, Slattery & Marino

1100 Poydras Street, Suite 1800

New Orleans, Louisiana 70163

Attention:

Paul J. Goodwine

Telephone:  (504) 585-7800

Fax: (504) 585-7890

E-mail: pgoodwine@schullyroberts.com

If to Seller:

Barry Ray Salsbury, Brian Carl Albrecht and Shell Sibley

HARVEST OIL & GAS, LLC

67201 Industry Lane

Covington, Louisiana 70433

Attention:  Barry R. Salsbury

Telephone:

(985) 809-9292

Telecopier:

(985) 727-3870

E-mail:barry@harvest-oil.com

With a Copy to (which shall not constitute notice):

Carver, Darden, Koretzky, Tessier

Finn, Blossman & Areaux, LLC

1100 Poydras Street, Suite 2700

New Orleans, Louisiana  70163

Attention:  M. Taylor Darden

Telephone:  (504) 585-3800

Fax:  (504) 585-3801

E-mail:  darden@carverdarden.com

Any party may, by written notice so delivered to the other parties, change the address or individual to which delivery shall thereafter be made.

15.05

Amendments.  This Agreement may not be amended nor any rights hereunder waived, except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

15.06

Assignment.  Neither party may transfer all or any portion of its rights or delegate all or any portion of its duties hereunder, unless it continues to remain liable for the performance of the obligations hereunder and, if such transfer is prior to Closing, obtains the prior written consent of the other party, which consent shall not be unreasonably withheld.

15.07

Headings; Time of Essence.  The headings of the articles and sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.  Time is of the essence in this Agreement.

15.08

Counterparts.  This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which, together, shall constitute but one and the same instrument.

15.09

Governing Law.  This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Louisiana, without giving effect to principles of conflicts of law.

15.10

Entire Agreement.  This Agreement (including the Exhibits attached hereto and the Seller Disclosure Schedule) constitutes the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

15.11

Parties in Interest.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns and, except as provided in Section 7.04 and in Article XII, nothing contained in this Agreement, expressed or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.

15.12

Arbitration.  All disputes arising out of, or in connection with, this Agreement or any determination required to be made by Buyer and Seller as to which the parties cannot reach an agreement shall be settled by arbitration in New Orleans, Louisiana. Any matter to be submitted to arbitration shall be determined by a panel of three (3) arbitrators, unless otherwise agreed by the parties. Each arbitrator shall be a person experienced in the oil and gas industry and shall be appointed:

(a)

by mutual agreement of Buyer and Seller, or

(b)

failing such agreement, within sixty (60) days of the request for arbitration, each party shall appoint one arbitrator, and the third arbitrator shall be appointed by the other two arbitrators, or, if they cannot agree, by a representative of the American Arbitration Association.

In the event of the failure or refusal of the parties to appoint the arbitrator(s) within one hundred twenty (120) days of the request for arbitration, the arbitrator remaining to be named shall be selected in accordance with the rules of the American Arbitration Association. The arbitration shall be conducted in accordance with reasonable rules established by the arbitrators. Any award by the arbitrators shall be final, binding and non-appealable, and judgment may be entered thereon in any court of competent jurisdiction.

15.13

Injunctive Relief.  The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.  In case of any conflict between this Section 15.13 and Section 12.06 of this Agreement, this Section 15.13 shall control, for all purposes.

15.14

Public Announcements.  Except as may be required by Applicable Law, neither Buyer, on the one hand, nor Seller, on the other, shall issue any press release or otherwise make any statement to the public generally with respect to this Agreement or the transactions contemplated hereby without the prior written approval of the other Parties.  Any such press release or statement required by Applicable Law shall only be made after reasonable notice to the other Parties.

15.15

Confidentiality.  Seller and Buyer have previously entered into a Confidentiality Agreement and Non-Compete Amendment, dated August 9, 2007, and the parties hereto agree that the provisions thereof shall continue to apply during the term of this Agreement and after Closing.

15.16

Intentionally Omitted.

15.17

Further Assurances.  After Closing, each party hereto, at the request of the other, shall, from time to time, without additional consideration execute and deliver such further agreements and instruments of conveyance and take such other action as the other party hereto may reasonably request in order to convey and deliver the Membership Interests to Buyer and to otherwise accomplish the transactions contemplated by the Agreement.  In connection with the foregoing, Seller acknowledges that Buyer may be required to file financial statement with the Securities and Exchange Commission (“SEC”) with respect to the Membership Interests, which financial statements will necessarily have to be in conformity with applicable SEC rules and regulations.  Seller covenants and agrees that it will take such actions and provide such information and assistance and take such steps as shall be deemed reasonably necessary by Buyer for Buyer to make such filing(s) on a timely basis, including, but not limited to, access to the internal accounting of the Company relating to the Membership Interests and the cooperation of Company’s outside auditors. All costs and expenses directly associated to Company’s or Seller’s efforts in complying with this provision shall be borne in full by Buyer.

15.18

Liability of Seller.  The liability of each individual Seller under this Agreement shall be joint and not solidary.

EXECUTED on the day, month and year first above mentioned.

Saratoga Resources, Inc.

By: /s/ Thomas F. Cooke

Name: Thomas F. Cooke

Title:  CEO

ACKNOWLEDGEMENT

STATE OF TEXAS

§

COUNTY OF  TRAVIS

§

This instrument was acknowledged before me on this 18 day of October, 2007, by Thomas Cooke, a Officer, Director corporation, on behalf of said corporation.

/s/ Richard M. Wheeler

Notary Public in and for the State of Texas

[Seal]

My commission expires:  9/27/09

EXECUTED on the day, month and year first above mentioned.

Harvest Oil & Gas, L.L.C.

By: /s/ Barry B. Salsbury

Name: Barry B. Salsbury

Title: President

ACKNOWLEDGEMENT

STATE OF LOUISIANA

§

PARISH OF ST. TAMMANY

§

Be it known, that on this 18th day of October 2007, before me, the undersigned authority, personally came and appeared Barry B. Salsbury, President of Harvest Oil & Gas, L.L.C., a Louisiana limited liability company, to me personally known (or satisfactorily proven) and known by me to be the person whose genuine signature is affixed to the foregoing documents, who signed said document before me and in the presence of the two witnesses whose names are thereto subscribed as such, being competent witnesses, and who acknowledged, in my presence and in the presence of said witnesses, that he signed the above and foregoing document in the capacity herein, for the use and purposes stated therein, and as the act and deed of said limited liability company.

In witness whereof, the said appearer has signed there presents and I have hereunto affixed my hand and seal, together with the said witnesses on the day and first above written.

[Seal]

/s/ Earl R. McCallon

Notary Public in and for the State of Louisiana

Earl R. McCallon

Print Name of Notary

My Commission Expires:_________________

Earl R. McCallon

Bar No. 09235

NOTARY PUBLIC ST TAMMANY PARISH

STATE OF LOUISIANA

MY COMMISSION IS ISSUED FOR LIFE

EXECUTED on the day, month and year first above mentioned.

Barry Ray Salsbury

/s/ Barry Ray Salsbury

ACKNOWLEDGEMENT

STATE OF LOUISIANA

§

§

PARISH OF ST TAMMANY

§

BEFORE ME, on this 18th day of October 2007, the undersigned authority, on this day personally appeared Barry Ray Salsbury, known to me (or satisfactorily proven) to be the person, whose name is subscribed to the foregoing instrument, and acknowledged that he possesses the authority to execute the foregoing instrument as the act of himself for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Earl R. McCallon

Notary Public

Bar Roll Number _____

My Commission expires ___________

Earl R. McCallon

Bar No. 09235

NOTARY PUBLIC ST TAMMANY PARISH

STATE OF LOUISIANA

MY COMMISSION IS ISSUED FOR LIFE

EXECUTED on the day, month and year first above mentioned.

Brian Carl Albrecht

 /s/ Brian Carl Albrecht

ACKNOWLEDGEMENT

STATE OF LOUISIANA

§

§

PARISH OF ST TAMMANY

§

BEFORE ME, on this 18th day of October 2007, the undersigned authority, on this day personally appeared Brian Carl Albrecht, known to me (or satisfactorily proven) to be the person, whose name is subscribed to the foregoing instrument, and acknowledged that he possesses the authority to execute the foregoing instrument as the act of himself for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Earl R. McCallon

Notary Public

Bar Roll Number _____

My Commission expires ___________

Earl R. McCallon

Bar No. 09235

NOTARY PUBLIC ST TAMMANY PARISH

STATE OF LOUISIANA

MY COMMISSION IS ISSUED FOR LIFE

EXECUTED on the day, month and year first above mentioned.

Shell Sibley

/s/ Shell Sibley

ACKNOWLEDGEMENT

STATE OF LOUISIANA

§

§

PARISH OF ST TAMMANY

§

BEFORE ME, on this 18th day of October 2007, the undersigned authority, on this day personally appeared Shell Sibley, known to me (or satisfactorily proven) to be the person, whose name is subscribed to the foregoing instrument, and acknowledged that he possesses the authority to execute the foregoing instrument as the act of himself for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Earl R. McCallon

Notary Public

Bar Roll Number _____

My Commission expires ___________

Earl R. McCallon

Bar No. 09235

NOTARY PUBLIC ST TAMMANY PARISH

STATE OF LOUISIANA

MY COMMISSION IS ISSUED FOR LIFE